OFFICE LEASE AGREEMENT





                                 BY AND BETWEEN





                         BEDMINSTER CAPITAL FUNDING LLC


                                  (AS LANDLORD)





                                       AND





                               NETRIX CORPORATION


                                   (AS TENANT)




















                            Form Approved: July, 1998

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS........................................................1
ARTICLE II PREMISES..........................................................2
ARTICLE III TERM.............................................................2
ARTICLE IV BASE RENT.........................................................2
ARTICLE V INCREASES IN OPERATING CHARGES AND REAL ESTATE TAXES...............3
ARTICLE VI USE OF PREMISES...................................................9
ARTICLE VII ASSIGNMENT AND SUBLETTING.......................................12
ARTICLE VIII MAINTENANCE AND REPAIRS........................................16
ARTICLE IX ALTERATIONS......................................................17
ARTICLE X SIGNS.............................................................19
ARTICLE XI SECURITY DEPOSIT.................................................20
ARTICLE XII INSPECTION......................................................23
ARTICLE XIII INSURANCE......................................................24
ARTICLE XIV SERVICES AND UTILITIES..........................................26
ARTICLE XV LIABILITY OF LANDLORD............................................27
ARTICLE XVI RULES...........................................................29
ARTICLE XVII DAMAGE OR DESTRUCTION..........................................29
ARTICLE XVIII CONDEMNATION..................................................30
ARTICLE XIX DEFAULT.........................................................31
ARTICLE XX BANKRUPTCY.......................................................36
ARTICLE XXI SUBORDINATION...................................................37
ARTICLE XXII HOLDING OVER...................................................39
ARTICLE XXIII COVENANTS OF LANDLORD.........................................40
ARTICLE XXIV PARKING........................................................41
ARTICLE XXV GENERAL PROVISIONS..............................................41
ARTICLE XXVI COMMUNICATIONS EQUIPMENT.......................................45
ARTICLE XXVII RENEWAL OPTION................................................48
ARTICLE XXVIII SELF-HELP....................................................49


EXHIBIT A-1 - Plan Showing Premises Located on First Floor
EXHIBIT A-2 - Plan Showing Premises Located on Second Floor
EXHIBIT B   - Rules
EXHIBIT C   - Form of Letter of Credit
EXHIBIT D   - Form of Subordination, Non-Disturbance, and Attornment Agreement
              of Holder of Current Mortgage
EXHIBIT E   - List of Existing Covenants, Conditions, and Restrictions

                             OFFICE LEASE AGREEMENT

         THIS OFFICE LEASE AGREEMENT (this "Lease") is dated as of the ____ day of ________________, 1999, by and between BEDMINSTER CAPITAL FUNDING LLC, a New Jersey limited liability company ("Landlord"), and NETRIX CORPORATION, a Delaware corporation ("Tenant").

                                    ARTICLE I
                                   DEFINITIONS

     1.1 Building: a two (2) story building containing an agreed fifty- five thousand eight hundred eighty (55,880) square feet of rentable area as of the date hereof and located at 13595 Dulles Technology Drive, Herndon, Virginia.

     1.2 Premises: the entire Building, as more particularly designated on Exhibits A-1 and A-2.

     1.3 Tenant's Proportionate Share: 100.00% for Operating Charges and 100.00% for Real Estate Taxes.

     1.4  Lease Term: one hundred twenty (120) months.

     1.5  Lease Commencement Date: May 1, 1999.

     1.6 Base Rent: nine hundred ninety-one thousand eight hundred sixty- nine and 96/100 dollars ($991,869.96)for the first Lease Year, divided into twelve
(12) equal monthly installments of $82,655.83 for the first Lease Year.

     1.7  Base Rent Annual Escalation Percentage:   three percent (3%).

     1.8  Operating Charges Base Year:  calendar year 1999.

     1.9  Real Estate Taxes Base Year:  calendar year 1999.

     1.10 Security Deposit Amount: ninety-eight thousand three hundred two dollars ($98,302.00).

     1.11  Broker: Trammell Crow Company.

     1.12  Tenant Notice Address:  the Premises, Attention:  Norman Welsch.

     1.13  Landlord Notice Address: c/o The Advance Group, Inc., 8400
Corporate Drive, Suite 115, Lanham, Maryland 20785, Attention: David J. Fisher, with a copy to The Advance Group, Inc., 1545 State Highway 206, Suite 100, Bedminster, New Jersey 07921, Attention: Kurt Padavano.

     1.14 Building Hours: 7:00 a.m. to 7:00 p.m. on Monday through Friday and 9:00 a.m. to 3:00 p.m. on Saturday (excluding legal public holidays), and such other hours, if any, as Landlord from time to time determines.

     1.15  Guarantor(s):  [Intentionally omitted].

     1.16 Complex: that complex (of which the Building is a part) known as Dulles Technology Center, and including all easements, rights, and appurtenances thereto (including private streets, storm detention facilities, and any other service facilities).

     1.17  Parking Permits:  two hundred eight (208).

                                   ARTICLE II
                                    PREMISES

     2.1 Tenant leases the Premises from Landlord and Landlord leases the Premises to Tenant for the term and upon the conditions and covenants set forth in this Lease. At any time that Tenant is leasing the entire Building, Tenant will have the exclusive right to use the common and public areas of the Building and the parking areas present on the Land (as hereinafter defined) as of the date of Landlord's execution of this Lease, subject to the rights reserved by Landlord. Except as may otherwise be expressly provided in this Lease, the lease of the Premises does not include the right to use the roof (except as explicitly set forth in Article XXVI), mechanical rooms, electrical closets, janitorial closets, telephone rooms, parking areas or other non-common or non-public areas of the Building.

                                   ARTICLE III
                                      TERM

     3.1 All of the provisions of this Lease shall be in full force and effect from and after the date first above written. The Lease Term shall commence on the Lease Commencement Date specified in Section 1.5. The Lease Term shall also include any properly exercised renewal or extension of the term of this Lease.

     3.2 "Lease Year" shall mean a period of twelve (12) consecutive months commencing on the Lease Commencement Date, and each successive twelve
(12) month period thereafter.

     3.3 Nothing contained in this Lease shall be construed to terminate the Prior Lease (as hereinafter defined) prior to its scheduled expiration; provided, however, that Tenant acknowledges that this Lease is in substitution for, and not in addition to, its option to extend the term of the Prior Lease pursuant to Paragraph 3 of the Rider thereto.

                                   ARTICLE IV
                                    BASE RENT

     4.1 From and after the Lease Commencement Date, Tenant shall pay the Base Rent in equal monthly installments in advance on the first day of each month during a Lease Year. On the first day of the second and each succeeding

Lease Year, the Base Rent in effect shall be increased by an amount equal to the product of (a) the Base Rent Annual Escalation Percentage, multiplied by
(b) the Base Rent in effect immediately before the increase.

     4.2 All sums payable by Tenant under this Lease, whether or not stated to be Base Rent, additional rent or otherwise, shall be paid to Landlord in legal tender of the United States, without setoff, deduction or demand (except as otherwise explicitly provided herein), at the Landlord Payment Address, or to such other party or such other address as Landlord may designate in writing. Landlord's acceptance of rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of Landlord's rights hereunder. If any sum payable by Tenant under this Lease is paid by check which is returned due to insufficient funds, stop payment order, or otherwise, then: (a) such event shall be treated as a failure to pay such sum when due; and (b) in addition to all other rights and remedies of Landlord hereunder, Landlord shall be entitled to impose a returned check charge of Fifty Dollars ($50.00) to cover Landlord's administrative expenses and overhead for processing.

                                   ARTICLE V
              INCREASES IN OPERATING CHARGES AND REAL ESTATE TAXES

     5.1 For the purposes of this Article V, the term "Building" shall be deemed to include the site upon which the Building is constructed (which site is sometimes referred to herein as the "Land"). If the Building is operated as a part of a complex of buildings or in conjunction with other buildings or parcels of land, then Landlord shall prorate the common expenses and costs with respect to each such building or parcel of land in such manner as Landlord, in its sole but not arbitrary judgment, shall determine.

     5.2 (a) From and after the Lease Commencement Date, Tenant shall pay as additional rent Tenant's Proportionate Share of the amount by which Operating Charges (as defined in Section 5.2(b)) for each calendar year falling entirely or partly within the Lease Term exceed a base amount (the "Operating Charges Base Amount") equal to the Operating Charges incurred during the Operating Charges Base Year. Tenant's Proportionate Share with respect to Operating Charges shall be that percentage which is equal to a fraction, the numerator of which is the number of square feet of rentable area in the Premises, and the denominator of which is the number of square feet of office rentable area from time to time in the Building (excluding storage, roof and garage space).

         (b) "Operating Charges" shall mean the sum of all expenses incurred by Landlord in the operation, maintenance, repair and cleaning of the Building and the Land that are customarily incurred by the landlords of similar buildings in the Washington, D.C., metropolitan area, including, but not limited to, the following: (1) gas, water, HVAC, sewer and other utility charges of every type and nature; (2) premiums and other charges for insurance; (3) management fees and personnel costs of the Building; (4) costs of service and maintenance contracts relating to the Building as a whole; (5) maintenance, repair and replacement expenses and supplies which are deducted by Landlord in computing its federal income tax liability; (6) depreciation for capital expenditures made by Landlord to reduce operating expenses or to comply with legal or insurance requirements applicable to the Building (other than costs Landlord or Tenant is required to incur as a result of Laws (as hereinafter defined) made applicable to or enforced with respect to the Building or the Land to the extent attributable to (i) any Alterations (as hereinafter defined) to the Premises performed by or through Tenant, or (ii) Tenant's particular use of the Premises, as distinct from general office use, for which Tenant is responsible directly pursuant to Section 6.1), such capital costs to be amortized over the useful life of the applicable item in accordance with generally accepted accounting principles, consistently applied, together with interest at the arms-length rate paid by Landlord on any funds borrowed for such expenditures; (7) charges for janitorial, trash removal and cleaning services and supplies furnished to the Building; (8) any business, professional and occupational license tax payable by Landlord with respect to the Building; (9) costs of snow removal; and (10) any other expense incurred by Landlord in maintaining, repairing, operating or cleaning the Building that is customarily incurred by the landlords of similar buildings in the Washington, D.C., metropolitan area. Operating Charges shall not include: (i) principal or interest payments, points, or fees on any Mortgages (as defined in Section 21.1); (ii) leasing commissions or legal fees with respect to the negotiation of leases; (iii) [intentionally omitted]; (iv) the costs of special services and utilities separately paid by particular tenants of the Building; (v) costs which are reimbursed to Landlord by insurers or by governmental authorities in eminent domain proceedings; (vii) advertising and promotional expenditures for vacant space in the Building; (viii) the cost of tenant improvements; (ix) ground rents; (x) costs for capital improvements to the Building other than those described in Section 5.2(b)(6) (it being understood and agreed that Landlord shall not defer capital expenditures that it otherwise would perform during the Operating Charges Base Year in order to artificially diminish the Operating Charges Base Amount); (xi) rentals for items which if purchased, rather than rented, would constitute a cost of a capital improvement to the Building that is not described in Section 5.2(b)(6), except for rentals necessary to replace malfunctioning equipment until repairs are made or new equipment is purchased;
(xii) costs incurred by Landlord to the extent that Landlord is reimbursed by insurance proceeds or otherwise; (xiii) depreciation of the Building or any equipment, machinery, fixtures, or improvements therein, except as provided in
Section 5.2(b)(6) above; (xiv) any amount paid to any person, firm, or corporation related to or otherwise affiliated with Landlord, to the extent the same exceeds arms length competitive prices paid in the Washington, D.C., metropolitan area for the services or goods provided; (xv) costs of acquisition and maintenance of signs in or on the Building identifying the owner of the Building or other tenants; (xvi) costs or expenses associated with leasing space in the Building, including, without limitation, commissions, legal fees, or any amount paid for or on behalf of a tenant such as space planning, moving costs, rental, and other tenant concessions; (xvii) costs, including permit, license and inspection costs, incurred with respect to the installation of tenants' or other occupants' improvements or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building; (xviii) expenses incurred in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly; (xix) management fees paid or charged by Landlord in connection with the management of the Building to the extent such management fee is in excess of the market range of management fees customarily paid or charged by landlords of the comparable buildings in the Washington, D.C., metropolitan area; (xx) salaries and other benefits paid to the employees of Landlord to the extent included in or covered by the management fee otherwise included in Operating Charges, provided that in no event shall Operating Charges include salaries and/or benefits attributable to personnel above the level of property manager and, if any such personnel devote portions of their time to buildings other than the Building, then their salaries shall be allocated among all such buildings based on such buildings' relative square footages; (xxi) rent for any office space occupied by Building management personnel to the extent the size or rental rate for such office space exceeds the size or fair market rental value of office space occupied by management personnel of comparable buildings in the vicinity of the Building; (xxii) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (xxiii) costs arising solely and directly from the negligence or willful misconduct of Landlord or its agents or employees; (xxiv) the costs of Landlord's charitable or political contributions; (xxv) expenses for repairs, replacement, or improvements arising from defects in the design or workmanship of the construction of the Building, except conditions resulting from ordinary wear and tear; (xxvi) the costs of sculpture, paintings or other objects of art; (xxvii) the costs of the operation of the business of the entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Building, including accounting and legal matters, and the costs of defending any lawsuits with any person or entity (other than Landlord's service providers for the Building), (xxviii) costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, (xxix) costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants; (xxx) any costs incurred by Landlord in order to prepare for, correct, repair or test for any problems in the Building relating to the year 2000 computer problem, except to the extent the same constitute capital costs allowed to be included in Operating Charges pursuant to Section 5.2(b)(6);
(xxxi) any other costs or expenses which would not customarily be treated as Operating Charges by landlords of comparable buildings in the Washington, D.C., metropolitan area; (xxxii) costs incurred to reduce Operating Charges that are otherwise includable pursuant to Section 5.2(b), to the extent such costs exceed any amounts reasonably anticipated by Landlord to be saved (but without regard to any amounts actually saved); and (xxxiii) costs of enforcing any lease with any tenant or defending claims of default, including legal fees and expense.

         (c) At any time that Tenant is not leasing the entire Building, if the average occupancy rate for the Building during any calendar year (including the Operating Charges Base Year) is less than one hundred percent (100%), or if any tenant is separately paying for (or does not require) janitorial services furnished to its premises, then Operating Charges for such year shall be deemed to include all additional expenses, as reasonably estimated by Landlord, which would have been incurred during such year if such average occupancy rate had been one hundred percent (100%) and if Landlord paid for janitorial services furnished to such premises.

         (d) Tenant shall make estimated monthly payments to Landlord on account of the amount by which Operating Charges that are expected to be incurred during each calendar year (or portion thereof) would exceed the Operating Charges Base Amount. At the beginning of the Lease Term and at the beginning of each calendar year thereafter, Landlord may submit a statement setting forth Landlord's reasonable estimate of such excess and Tenant's Proportionate Share thereof. Tenant shall pay to Landlord on the first day of each month following receipt of such statement, until Tenant's receipt of the succeeding annual statement, an amount equal to one-twelfth (1/12) of each such share (estimated on an annual basis without proration pursuant to Section 5.4). From time to time (but not more than once during any calendar year), Landlord may revise Landlord's estimate and adjust Tenant's monthly payments to reflect Landlord's revised estimate. Landlord shall submit a reasonably detailed itemized statement showing (1) Tenant's Proportionate Share of the amount by which Operating Charges incurred during the preceding calendar year exceeded the Operating Charges Base Amount, and (2) the aggregate amount of Tenant's estimated payments made on account of Operating Charges during such year. Landlord shall use good faith efforts to provide such statement within one hundred twenty (120) days after the end of each calendar year; provided, however, that if Landlord fails to do so, then Tenant may notify Landlord in writing of its failure to provide such statement within such period, in which event Landlord shall deliver such statement within sixty (60) days after Landlord's receipt of Tenant's notice. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant's actual liability, then Landlord shall credit the net overpayment toward Tenant's next payment(s) of Base Rent (or, if any such amount remains payable upon the expiration or earlier termination of this Lease, then, after deducting any other amounts owed to Landlord by Tenant, any such amount shall be refunded to Tenant within thirty
(30) days after such expiration or termination). If such statement indicates that Tenant's actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess as additional rent.

         (e) For a period of three hundred sixty-five (365) days after Tenant's receipt of such statement, Tenant shall have the right to notify Landlord in writing of Tenant's intention to inspect and complete an audit of Landlord's books and records relating to Operating Charges for the two (2) immediately preceding calendar years, and, provided Tenant timely provides such notice, for a period of sixty (60) days after such notice, Tenant, or an independent, certified public accountant who is hired by Tenant on a noncontingent fee basis and who offers a full range of accounting services, shall have such right, during regular business hours and after giving at least ten (10) days' advance written notice to Landlord, provided further that Tenant completes such audit within such sixty (60) day period. If Landlord disagrees with the results of Tenant's audit, then Landlord and Tenant's auditor shall together select a neutral auditor of similar qualifications to conduct an audit of such books and records (the fees of such neutral auditor to be shared equally by Landlord and Tenant), and the determination of Operating Charges reached by such neutral auditor shall be final and conclusive. Tenant shall (and shall cause its employees, agents and consultants to) keep the results of any such audit strictly confidential. If such audit shows that the amounts paid by Tenant to Landlord on account of increases in Operating Charges exceed the amounts to which Landlord is entitled hereunder, Landlord shall credit the amount of such excess toward the next monthly payments of Base Rent due hereunder (or, if any such amount remains payable upon the expiration or earlier termination of this Lease, then, after deducting any other amounts owed to Landlord by Tenant, any such balance shall be refunded to Tenant within thirty (30) days after such expiration or termination. All costs and expenses of any such audit shall be paid by Tenant; provided, however, that if the determinative audit shows that Operating Charges for the subject calendar year were overstated by more than five percent (5%), then Landlord shall reimburse Tenant for the reasonable, out-of-pocket costs and expenses of Tenant's audit. If Tenant does not notify

Landlord in writing of any objection to any statement within three hundred sixty-five (365) days after receipt thereof, or complete its audit within sixty
(60) days after such notice, then Tenant shall be deemed to have waived such objection.

     5.3 (a) Tenant shall pay as additional rent Tenant's Proportionate Share of the amount by which Real Estate Taxes (as defined in Section 5.3(b)) for each calendar year falling entirely or partly within the Lease Term exceed a base amount (the "Real Estate Taxes Base Amount") equal to the Real Estate Taxes incurred during the Real Estate Taxes Base Year, as finally determined. Tenant's Proportionate Share with respect to Real Estate Taxes shall be that percentage which is equal to a fraction, the numerator of which is the number of square feet of rentable area in the Premises, and the denominator of which is the number of square feet of total rentable area from time to time in the Building (excluding storage, roof and garage space).

         (b) "Real Estate Taxes" shall mean (1) all real estate taxes, vault and/or public space rentals, business district or arena taxes, special user fees, rates, and assessments (including general and special assessments, if any), ordinary and extraordinary, foreseen and unforeseen, which are imposed upon Landlord or assessed against the Building or the Land or Landlord's personal property used in connection therewith, (2) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building or the Land which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by the rents payable by tenants of the Building, and (3) expenses (including, without limitation, attorneys' and consultants' fees and court costs) incurred in reviewing, protesting or seeking a reduction of real estate taxes, whether or not such protest or reduction is ultimately successful. Subject to the foregoing, Real Estate Taxes shall not include (i) any inheritance, estate, succession, recordation, grantor's, transfer, gift, franchise, capital stock, corporation, net income, net rentals, or net profits tax assessed against Landlord from the Building or (ii) any assessments due solely and directly to improvements constructed on the Land by or through Landlord after the date hereof to the extent that the same are not required by Law and Tenant does not benefit therefrom.

         (c) [Intentionally omitted.]

         (d) Tenant shall make estimated monthly payments to Landlord on account of the amount by which Real Estate Taxes that are expected to be incurred during each calendar year would exceed the Real Estate Taxes Base Amount. At the beginning of the Lease Term and at the beginning of each calendar year thereafter, Landlord may submit a statement setting forth Landlord's reasonable estimate of such amount and Tenant's Proportionate Share thereof. Tenant shall pay to Landlord on the first day of each month following receipt of such statement, until Tenant's receipt of the succeeding annual statement, an amount equal to one-twelfth (1/12) of such share (estimated on an annual basis without proration pursuant to Section 5.4). From time to time during any calendar year (but not more often than once in any calendar year), Landlord may revise Landlord's estimate and adjust Tenant's monthly payments to reflect Landlord's revised estimate. Landlord shall submit a statement showing (1) Tenant's Proportionate Share of the amount by which Real Estate Taxes incurred during the preceding calendar year exceeded the Real Estate Taxes Base Amount, and (2) the aggregate amount of Tenant's estimated payments made during such year. Landlord shall use good faith efforts to provide such statement within one hundred twenty
(120) days after the end of each calendar year; provided, however, that if Landlord fails to do so, then Tenant may notify Landlord in writing of its failure to provide such statement within such period, in which event Landlord shall deliver such statement within sixty (60) days after Landlord's receipt of Tenant's notice. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant's actual liability, then Landlord shall credit the net overpayment toward Tenant's next estimated payment(s) pursuant to this Section (or, if any such amount remains payable upon the expiration or earlier termination of this Lease, then, after deducting any other amounts owed to Landlord by Tenant, any such balance shall be refunded to Tenant within thirty
(30) days after such expiration or termination). If such statement indicates that Tenant's actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess as additional rent.

         (e) If the Lease Term commences or expires on a day other than the first day or the last day of a calendar year, respectively, then Tenant's liabilities pursuant to this Article for such calendar year shall be apportioned by multiplying the respective amount of Tenant's Proportionate Share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is three hundred sixty-five (365).

         (f) Upon receiving a notice of assessment or a real estate tax bill with respect to the Building and/or the Land, Landlord will furnish Tenant with a copy thereof. Landlord shall make a determination whether or not to challenge or appeal such assessment or bill based on Landlord's reasonable judgment of which course is in the best interest of the Building, and Landlord shall inform Tenant of such determination. In the event Landlord determines to challenge or appeal such assessment, all reasonable, out-of-pocket fees, expenses and costs incurred in contesting any assessment applicable to the Building and Land incurred by Landlord as set forth above, whether or not such contest is successful, shall be deemed Real Estate Taxes hereunder. In the event Landlord determines not to challenge or appeal such assessment or bill and Tenant provides Landlord with written notice that, notwithstanding Landlord's determination, Tenant desires to appeal such assessment or bill, Landlord will employ an independent, reputable tax consulting firm to recommend whether or not it is appropriate to pursue an appeal. The cost of such consultant shall be included in Real Estate Taxes hereunder, and the recommendation of such consultant shall be binding on Landlord and Tenant. If such consultant recommends an appeal, Landlord either, at its option, shall appeal such assessment or shall permit Tenant to appeal such assessment in Landlord's place and stead (and Landlord shall cooperate with Tenant to the extent reasonably necessary in connection therewith); provided, however, that (i) such appeal or challenge shall be undertaken at Tenant's sole cost and at no expense to Landlord (except that, if such appeal or challenge is successful, then Tenant may recover its reasonable, out-of-pocket costs incurred in connection with such appeal out of the refund or reduction of Real Estate Taxes achieved), and (ii) in the event any assessment falling within the Real Estate Taxes Base Year is increased as a result of such appeal or challenge, then the amount of such increase shall be deducted from the Real Estate Taxes Base Amount. Any legal or other counsel retained by Tenant to contest the Real Estate Taxes shall be reasonably acceptable to Landlord. Tenant and Landlord shall each keep the other apprised of actions taken under this Section 5.3(f), including the providing of copies of any submissions, filings and other written or other material produced in connection therewith. In the event any refund of Real Estate Taxes applicable to the Building and Land is obtained, Landlord shall deliver the same to Tenant (less the expenses incurred by Landlord in connection therewith) within thirty
(30) days of the receipt thereof; provided that Landlord shall be entitled to the entirety of, and Tenant shall not be entitled to reimbursement for, any portion of such refund which represents a refund of Real Estate Taxes paid or incurred by Landlord during the Real Estate Taxes Base Year. Notwithstanding the foregoing to the contrary, this Section 5.3(f) shall be inapplicable at any time that Tenant leases less than the entire Building.

                                   ARTICLE VI
                                 USE OF PREMISES

     6.1 Tenant shall use and occupy the Premises solely for (a) general (non-medical and non-governmental) office purposes (including, without limitation, the design and non-retail sale of computers and computer and telecommunications equipment), and for uses ancillary thereto and (b) for the light electronic assembly and testing of computers and computer and telecommunications equipment, and for uses ancillary thereto (provided, however, that not more than fifteen thousand (15,000) square feet of rentable area of the Premises shall be used for other than general office purposes) to the extent such use is consistent with the manner and type of use of the Premises as of the date of this Lease with respect to the physical impact of such use on the operation of the Building (including, without limitation, increased wear and tear), and for no other use or purpose. Notwithstanding the foregoing to the contrary, Tenant shall not use or occupy the Premises for any unlawful purpose, or in any manner that will violate the certificate of occupancy for the Premises or the Building or that will constitute waste or nuisance, or in any manner that will increase the number of parking spaces required for the Building or its full occupancy as required by law. Tenant shall comply with all present and future laws (including, without limitation, the Americans with Disabilities Act (the "ADA") and the regulations promulgated thereunder, as the same may be amended from time to time), ordinances (including without limitation, zoning ordinances and land use requirements), regulations, orders and recommendations (including, without limitation, those made by any public or private agency having authority over insurance rates) (collectively, "Laws") concerning the use, occupancy and condition of the Building and Land and all machinery, equipment, furnishings, fixtures and improvements therein, all of which shall be complied with in a timely manner at Tenant's sole expense. As of the date hereof, Landlord represents and warrants that it has no actual knowledge that the Building is in violation of any applicable Laws existing as of the date hereof. Notwithstanding anything to the contrary contained herein, it is understood and agreed that costs incurred to comply with Laws (whether existing as of the date hereof or promulgated in the future) shall be Landlord's obligation, but the costs incurred in connection therewith may be included in Operating Charges to the extent permitted pursuant to Section 5.2(b) above; provided, however, that Tenant, at its sole cost and expense, shall be obligated to comply with Laws made applicable to or enforced with respect to the Building to the extent attributable to (i) any Alterations to the Premises performed by or through Tenant or (ii) Tenant's particular use of the Premises, as distinct from general office use, for which costs Tenant shall be solely and directly responsible (as opposed to inclusion in Operating Charges), and Tenant shall not be responsible for any capital improvements to the Building required to comply with Laws other than as described in clauses (i) and (ii) herein (except to the extent included in Operating Charges pursuant to Section 5.2(b) above). If any such Law requires an occupancy or use permit or license for the Premises or the operation of the business conducted therein, then Tenant shall obtain and keep current such permit or license at Tenant's expense and shall promptly deliver a copy thereof to Landlord. Use of the Premises is subject to (x) all covenants, conditions and restrictions of record as of the date hereof that are set forth on Exhibit E attached hereto and (y) all covenants, conditions, and restrictions entered into after the date hereof. Landlord shall not enter into any covenants, conditions, or restrictions after the date hereof that materially and adversely affect Tenant's use of the Premises for the purposes permitted hereunder. Tenant shall not use any space in the Building for the sale of goods to the public at large or for the sale at auction of goods or property of any kind. Tenant shall not conduct any operations, sales, promotions, advertising or special events in the Complex outside of the Premises.

     6.2 Tenant shall pay before delinquency any business, rent or other taxes or fees that are now or hereafter levied, assessed or imposed upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business at the Premises, or Tenant's equipment, fixtures, furnishings, inventory or personal property. If any such tax or fee is enacted or altered so that such tax or fee is levied against Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay as additional rent the amount of such tax or fee.

     6.3 (a) Tenant shall not cause or permit any Hazardous Materials to be generated, used, released, stored or disposed of in or about the Building, the Land, or the Complex, provided that Tenant may use and store reasonable quantities of standard cleaning materials as may be reasonably necessary for Tenant to conduct normal general office use operations in the Premises and reasonable quantities of Hazardous Materials commonly used in light electronic assembly and testing of computers in connection with the operations in the Premises of which Tenant has provided Landlord prior written notice, provided the same are handled, stored and disposed of in accordance with all Laws. Without limiting the generality of the foregoing sentence, Landlord specifically acknowledges that it has received notice of the use of En Solv and isopropyl alcohol in the business being conducted at the Premises. At the expiration or earlier termination of this Lease, Tenant shall surrender the Building and Land to Landlord free of Hazardous Materials generated, used, released, stored, or disposed of by Tenant or its Invitees in or about the Building and the Land and not in violation of any Environmental Laws as a result of the acts or omissions of Tenant or its Invitees. "Hazardous Materials" means (a) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Law as a "hazardous substance," "hazardous material," "hazardous waste," "infectious waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (b) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, and (c) any petroleum product, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), medical waste, chlorofluorocarbon, lead or lead-based product, and any other substance whose presence could be detrimental to the Building, the Land, or the Complex or hazardous to health or the environment. "Environmental Law" means any present and future Law and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Building or the Land and relating to the environment and environmental conditions or to any Hazardous Material (including, without limitation, CERCLA, 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq., the Clean Air Act, 33 U.S.C. ss. 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. ss. 1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., and any so-called "Super Fund" or "Super Lien" law, any Law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local Laws, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety).

         (b) Notwithstanding any termination of this Lease, Tenant shall indemnify and hold Landlord, its employees and agents harmless from and against any damage, injury, loss, liability, charge, demand or claim based on or arising out of the presence or removal of, or failure to remove, Hazardous Materials generated, used, released, stored or disposed of by Tenant or any Invitee in or about the Building, whether before or after Lease Commencement Date. In addition, Tenant shall give Landlord immediate verbal and follow-up written notice of any actual or threatened Environmental Default, which Environmental Default Tenant shall cure in accordance with all Environmental Laws and only after Tenant has obtained Landlord's prior written consent, which shall not be unreasonably withheld, conditioned, or delayed. An "Environmental Default" means any of the following by Tenant or any Invitee: a violation of any applicable Environmental Law; a release, spill or discharge of a Hazardous Material on or from the Premises, the Land or the Building in violation of any applicable Environmental Law; an environmental condition caused by Tenant or any Invitee requiring responsive action; or an emergency environmental condition. Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity, Landlord shall have the right but not the obligation to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the Environmental Default, and, if Tenant fails to immediately address same to Landlord's reasonable satisfaction, to perform, at Tenant's sole cost and expense, any lawful action necessary to address same. If any governmental agency shall require testing to ascertain whether an Environmental Default is pending or threatened, then Tenant shall pay the reasonable costs therefor as additional rent. If any lender shall require testing to ascertain whether an Environmental Default is pending or threatened, and such testing reveals an Environmental Default, then Tenant shall pay the reasonable costs therefor as additional rent. Promptly upon request, Tenant shall execute from time to time affidavits, representations and similar documents concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials at or in the Building, the Land or the Premises.

     6.4 Landlord at its expense (subject to reimbursement pursuant to Article V to the extent permitted thereby) shall be responsible for compliance with Title III of the ADA to the extent same applies directly to the access into the Building or the path of travel, the Building Structure (as hereinafter defined), Building Systems (as hereinafter defined), or Core Areas (as hereinafter defined); provided, however, that to the extent any compliance with the ADA is required in connection with (a) any Alteration to the Premises performed by or through Tenant or (b) the particular use or occupancy of the Premises (as distinct from general office use), then Tenant shall be obligated to comply therewith and such compliance shall be at Tenant's sole and direct cost (as opposed to inclusion in Operating Charges). Subject to the preceding sentence, Tenant at its sole and direct cost and expense (as opposed to inclusion in Operating Charges) shall be solely responsible for taking any and all measures which are required to comply with the ADA concerning the Premises and the business conducted therein. Any Alterations made or constructed by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with this Lease; provided, that Landlord's consent to such Alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's responsibility for compliance with the ADA, or representation or confirmation by Landlord that such Alterations comply with the provisions of the ADA. For purposes hereof, "Core Areas" shall mean areas of the Building that are used to operate the Building, but to which Tenant does not have access, such as machine rooms.

     6.5 As of the date of Landlord's execution of this Lease, Landlord represents and warrants that it has no actual knowledge of the violation of any Environmental Law applicable to the Building or the Land which remains uncured, and that, to its knowledge based solely on that certain Phase I Environmental Report prepared by Dames & Moore, Inc., dated June 10, 1997, except as otherwise set forth therein no Hazardous Materials are present in the Building or the Land that are in violation of any Environmental Law as of the date of Landlord's execution of this Lease. Unless caused by Tenant's or an Invitee's negligence or willful misconduct, and subject to Section 13.4 below, Landlord shall indemnify, defend upon request and hold harmless Tenant, its employees and agents from and against any and all costs, damages (but not consequential damages), claims, liabilities, expenses (including reasonable attorneys' fees) and court costs suffered by or claimed against Tenant as the sole and direct result of the generation, storage or release of Hazardous Materials by Landlord, its invitees, agents, employees, contractors, family members of employees, licensees, or guests (except to the extent the same also constitute Tenant or its Invitees) in or about the Building, to the extent such generation, storage, or release violates Environmental Laws. Tenant shall notify Landlord promptly in the event a claim is made against Tenant as aforesaid.

                                  ARTICLE VII
                            ASSIGNMENT AND SUBLETTING

     7.1 Tenant shall not assign, transfer or otherwise encumber (collectively, "assign") this Lease or all or any of Tenant's rights hereunder or interest herein, or sublet or permit anyone to use or occupy (collectively, "sublet") the Premises or any part thereof, without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed, provided that no uncured Event of Default then exists, and subject to

Landlord's rights pursuant to Section 7.4 hereinbelow. Landlord's granting or withholding of such consent shall be based on whether or not, in Landlord's reasonable discretion, (i) the use of the Premises pursuant to such assignment or sublease is in compliance with Article VI hereof; (ii) the proposed assignee or subtenant is of a type and quality consistent and compatible with comparable flex buildings in the Washington, D.C., area and with the Building and its tenants, if any; (iii) Landlord is reasonably satisfied (taking into account Tenant's continuing liability under the Lease) with the financial condition of the assignee under any such assignment or the sublessee under any such sublease; and (iv) the initial Tenant remains fully liable as a primary obligor for the payment of all rent and other charges hereunder and for the performance of all its other obligations hereunder. No assignment or right of occupancy hereunder may be effectuated by operation of law or otherwise without the prior written consent of Landlord. Any attempted assignment, transfer or other encumbrance of this Lease or all or any of Tenant's rights hereunder or interest herein, and any sublet or permission to use or occupy the Premises or any part thereof not in accordance with this Article VII shall be void and of no force or effect. Any assignment or subletting, Landlord's consent thereto, or Landlord's collection or acceptance of rent from any assignee or subtenant shall not be construed either as waiving or releasing Tenant from any of its liabilities or obligations under this Lease as a principal and not as a guarantor or surety, or as relieving Tenant or any assignee or subtenant from the obligation of obtaining Landlord's prior written consent to any subsequent assignment or subletting. As security for this Lease, Tenant hereby assigns to Landlord the rent due from any assignee or subtenant of Tenant. For any period during which Tenant is in default hereunder beyond any applicable notice and cure period, Tenant hereby authorizes each such assignee or subtenant to pay said rent directly to Landlord upon receipt of notice from Landlord specifying same. Landlord's collection of such rent shall not be construed as an acceptance of such assignee or subtenant as a tenant. Tenant shall not mortgage, pledge, hypothecate or encumber (collectively "mortgage") this Lease without Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion. Tenant shall pay to Landlord an administrative fee equal to five hundred dollars ($500) plus all other expenses (including attorneys' fees and accounting costs) incurred by Landlord in connection with Tenant's request for Landlord to give its consent to any assignment, subletting, or mortgage. Tenant shall notify Landlord prior to engaging a real estate broker in connection with any proposed assignment or sublease. Any sublease, assignment or mortgage shall, at Landlord's option, be effected on forms approved by Landlord. Tenant shall deliver to Landlord a fully-executed copy of each agreement evidencing a sublease, assignment or mortgage within ten (10) days after Tenant's execution thereof.

     7.2 If Tenant is a partnership, then any withdrawal or change (whether voluntary, involuntary or by operation of law) of partners owning a controlling interest in Tenant (including each general partner) shall be deemed a voluntary assignment of this Lease subject to the provisions of this Article. If Tenant is a corporation (or a partnership with a corporate general partner), then any event (whether voluntary, concurrent or related) resulting in a merger, consolidation or other reorganization of Tenant (or such corporate general partner) which modifies the control of Tenant existing as of the date of this Lease, or the sale or transfer or relinquishment of the interest of shareholders who, as of the date of this Lease, own a controlling interest of the capital stock of Tenant (or such corporate general partner), shall be deemed a voluntary assignment of this Lease subject to the provisions of this Article; provided, however, that the foregoing portion of this sentence shall not apply to corporations whose stock is traded through a national or regional exchange or over-the-counter market. If Tenant is a limited liability company, then any withdrawal or change, whether voluntary, involuntary or by operation of law, of members owning a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease. In addition, a transfer of all or substantially all of the assets of Tenant, either by merger, consolidation, or otherwise which modifies the control of Tenant existing as of the date of this Lease, shall be deemed to be an assignment under this Article VII.

     7.3 If at any time during the Lease Term Tenant desires to assign, sublet or mortgage all or part of this Lease or the Premises, then in connection with Tenant's request to Landlord for Landlord's consent thereto, Tenant shall give notice to Landlord in writing ("Tenant's Request Notice") containing: the identity of the proposed assignee, subtenant or other party and a description of its business; the terms of the proposed assignment, subletting or other transaction; the commencement date of the proposed assignment, subletting or other transaction (the "Proposed Sublease Commencement Date"); the area proposed to be assigned, sublet or otherwise encumbered (the "Proposed Sublet Space"); the most recent financial statement or other evidence of financial responsibility of such proposed assignee, subtenant or other party; and a certification executed by Tenant and such party stating whether or not any premium or other consideration is being paid for the assignment, sublease or other transaction.

     7.4 With respect to assignments or subleases for more than fifty percent (50%) of the Premises in the aggregate, Landlord shall have the right in its sole and absolute discretion to terminate this Lease with respect to the Proposed Sublet Space by sending Tenant written notice of such termination within thirty (30) days after Landlord's receipt of Tenant's Request Notice; provided however, that if the term of any proposed subletting does not constitute all or substantially all of the remainder of the Lease Term, then this Lease shall only be terminated with respect to the Proposed Sublet Space for the proposed duration of such subletting. If the Proposed Sublet Space does not constitute the entire Premises and Landlord exercises its option to terminate this Lease with respect to the Proposed Sublet Space, then (a) Tenant shall tender the Proposed Sublet Space to Landlord on the Proposed Sublease Commencement Date and such space shall thereafter be deleted from the Premises, and (b) as to that portion of the Premises which is not part of the Proposed Sublet Space, this Lease shall remain in full force and effect except that Base Rent and additional rent shall be reduced pro rata. Landlord shall be responsible for the cost of any construction required to permit the operation of the Proposed Sublet Space separate from the balance of the Premises. If the Proposed Sublet Space constitutes the entire Premises and Landlord elects to terminate this Lease, then Tenant shall tender the Proposed Sublet Space to Landlord, and this Lease shall terminate, on the Proposed Sublease Commencement Date. Notwithstanding the foregoing to the contrary, this Section 7.4 shall be inapplicable to assignments or sublettings to (x) a Permitted Transferee or (y) a Client (both as hereinafter defined). The term "Client" shall mean persons or entities who or that (A) are occupying space on a contractual basis with Tenant and (B) are either (I) performing services for Tenant as subcontractors, or (II) are personnel employed by persons or entities for whom or which Tenant is performing services on a contractual basis.

     7.5 If any sublease or assignment (whether by operation of law or otherwise, including without limitation an assignment pursuant to the provisions of the Bankruptcy Code or any other Insolvency Law) provides that the subtenant or assignee thereunder is to pay any amount in excess of the sum of (a) the rental and other charges due under this Lease, plus (b) the reasonable, out-of-pocket expenses (including (i) the gross rent paid to Landlord by Tenant with respect to the subject portion of the Premises during any period in which Alterations are being performed for the assignee or subtenant prior to its occupancy; (ii) improvement allowances or other economic concessions granted by Tenant to the assignee or sublessee; (iii) Alterations to the subject portion of the Premises performed solely for such assignee's or subtenant's occupancy and paid for by Tenant; (iv) costs incurred by Tenant to buy out or take over the previous lease of the assignee or sublessee; (v) all costs incurred by Tenant to advertise the subject portion of the Premises for assignment or sublease; and
(vi) brokerage commissions and/or legal fees paid by Tenant in connection with the assignment or sublease; but excluding any costs attributable to vacancy periods or "downtime" other than those explicitly included in clause (i) above) which Tenant reasonably incurred in connection with the procurement of such sublease or assignment, then whether such excess be in the form of an increased monthly or annual rental, a lump sum payment, payment for the sale, transfer or lease of Tenant's fixtures, leasehold improvements, furniture and other personal property (in excess of the market rates therefor), or any other form (and if the subleased or assigned space does not constitute the entire Premises, the existence of such excess shall be determined on a pro-rata basis), Tenant shall pay to Landlord fifty percent (50%) of any such excess or other premium applicable to the sublease or assignment, which amount shall be paid by Tenant to Landlord as additional rent as the same is received by Tenant. Acceptance by Landlord of any payments due under this Section shall not be deemed to constitute approval by Landlord of any sublease or assignment, nor shall such acceptance waive any rights of Landlord hereunder. Landlord shall have the right to inspect and audit Tenant's books and records relating to any sublease or assignment and the costs incurred in connection therewith during Building Hours and upon reasonable prior notice.

     7.6 All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any subtenant, assignee, licensee, concessionaire or other occupant or transferee, and Tenant shall cause such person to comply with such restrictions and obligations. Any assignee shall be deemed to have assumed obligations arising from and after such assumption as if such assignee had originally executed this Lease as of such date. Each sublease is subject to the condition that if the Lease Term is terminated or Landlord succeeds to Tenant's interest in the Premises by voluntary surrender or otherwise, at Landlord's option the subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord as its landlord under the then executory terms of such sublease.

     7.7 Notwithstanding anything contained in this Article VII to the contrary, and provided that no uncured Event of Default then exists, Tenant, upon prior written notice to Landlord but without Landlord's prior written consent, may assign or transfer this Lease or sublease all or any portion of the
Premises: (a) to a corporation or other business entity (herein sometimes referred to as a "successor corporation") into or with which Tenant shall be merged or consolidated, or to which substantially all of the assets of Tenant may be transferred or sold, provided that (1) such successor corporation shall have a net worth and liquidity at least equal to the net worth and liquidity of Tenant immediately prior to such transfer, (2) the successor corporation shall assume in writing all of the obligations and liabilities of Tenant under this Lease, and (3) the use of the Premises pursuant to such assignment or sublease is in compliance with Article VI of this Lease; or (b) to a corporation or other business entity (herein sometimes referred to as a "related corporation") that shall control, be controlled by or be under common control with Tenant or, if unrelated to Tenant, that shall purchase all of the assets of Tenant, provided that (1) such corporation shall have a net worth and liquidity at least equal to the net worth and liquidity of Tenant immediately prior to such transfer, (2) the corporation shall assume in writing all of the obligations and liabilities of Tenant under this Lease and (3) the use of the Premises pursuant to such assignment or sublease is in compliance with Article VI of this Lease. In the event of any such assignment, transfer or subletting, Tenant shall remain fully liable as a primary obligor for the payment of rent and other charges required hereunder and for the performance of obligations to be performed hereunder. For purposes of Section 7.2 and subparagraph (b) above, "control" shall be deemed to be the ownership of fifty percent (50%) or more of the stock or other voting interest of the controlled corporation or other business entity. A successor corporation described in subparagraph (a) above or a related or other corporation described in subparagraph (b) above shall be referred to sometimes in this Lease as a "Permitted Transferee." Notwithstanding any of the foregoing to the contrary, if Tenant structures an assignment or sublease hereunder such that the assignee or subtenant falls within the definition of a successor or a related corporation for the purpose of avoiding or circumventing the restrictions on assignments and subleases provided elsewhere in this Article VII, then any such assignee or sublessee shall be conclusively deemed not to be a successor corporation or related corporation and shall be subject to the other provisions of this Article VII.

                                  ARTICLE VIII
                             MAINTENANCE AND REPAIRS

     8.1 Tenant, at Tenant's sole cost and expense, shall promptly make all repairs, perform all maintenance, and make all replacements in and to the Premises that are necessary or desirable to keep the Premises in good operating condition and repair, comparable to other buildings in the Complex, in a clean, safe and tenantable condition, and otherwise in accordance with all Laws and the requirements of this Lease (other than repairs, maintenance, and replacements for which Landlord is responsible under this Lease). Tenant shall maintain all fixtures, furnishings and equipment located in, or exclusively serving, the Premises in clean, safe and sanitary condition, shall take good care thereof and make all required repairs and replacements thereto. Tenant shall give Landlord prompt written notice of any defects or damage to the structure of, or equipment or fixtures in, the Building or any part thereof. Tenant shall suffer no waste or injury to any part of the Premises, and shall, at the expiration or earlier termination of the Lease Term, surrender the Premises in an order and condition equal to or better than their order and condition on the Lease Commencement Date, except for ordinary wear and tear and as otherwise provided in Article
XVII. Except as otherwise provided in Article XVII, all injury, breakage and damage to the Premises and to any other part of the Building or the Land caused by any act or omission of any invitee, agent, employee, subtenant, assignee, contractor, family member of an employee of Tenant, licensee, customer or guest of Tenant (collectively, "Invitees") or Tenant, shall be repaired by and at

Tenant's expense, except that Landlord shall have the right at Landlord's option to make any such repair and to charge Tenant for all costs and expenses incurred in connection therewith. Landlord shall provide and install replacement tubes for Building standard fluorescent light fixtures (subject to reimbursement pursuant to Article V); all other bulbs and tubes for the Premises shall be provided and installed by Tenant at Tenant's expense.

     8.2 Except as otherwise provided in this Lease, Landlord shall (subject to reimbursement pursuant to Article V) keep the exterior and demising walls, load bearing elements, foundations, roof and common areas that form a part of the Building, and the building standard mechanical, electrical, HVAC and plumbing systems, pipes and conduits that are provided by Landlord in the operation of the Building (collectively, the "Building Structure and Systems"), clean and in good operating condition comparable to other comparable flex buildings in the Complex of a similar age and, promptly after becoming aware of any item needing repair, will make repairs thereto; provided, however, that to the extent any such repairs (a) are required pursuant to applicable Law, and (b) would not have been required but for any Alterations performed by or through Tenant or Tenant's particular use or occupancy of the Premises (as distinct from general office use), then the costs thereof shall be payable by Tenant, as additional rent, within thirty (30) days after Landlord's demand therefor, and shall not be subject to reimbursement pursuant to Article V. Notwithstanding any of the foregoing to the contrary: (x) maintenance and repair of special tenant areas, facilities, finishes and equipment (including, but not limited to, any special fire protection equipment, telecommunications and computer equipment, kitchen/galley equipment, air-conditioning equipment serving the Premises only and all other furniture, furnishings and equipment of Tenant and all Alterations) shall be the sole responsibility of Tenant and shall be deemed not to be a part of the Building Structure and Systems; and (y) Landlord shall have no obligation to make any repairs brought about by any act or neglect of Tenant or any Invitee.

                                   ARTICLE IX
                                   ALTERATIONS

     9.1 Tenant accepts the Premises in their "as is" condition as of the Lease Commencement Date. Except as explicitly set forth in Section 8.2 above, Landlord is under no obligation to make any structural or other alterations, decorations, additions, improvements or other changes (collectively, "Alterations") in or to the Premises or the Building.

     9.2 Tenant shall not make or permit anyone to make any Alterations in or to the Premises or the Building, without the prior written consent of Landlord, which consent shall not unreasonably be withheld, conditioned, or delayed. Notwithstanding the foregoing, Landlord shall retain sole and absolute discretion to withhold its consent to (a) any Structural Alteration (as hereinafter defined), and (b) any non-Structural Alteration, which in the reasonable opinion of Landlord would (i) be visible from the exterior of the Premises or (ii) exceed the capacity of, hinder the effectiveness of, or interfere with the electrical, mechanical, heating, ventilating, air conditioning, or plumbing systems of the Premises or the Building. "Structural Alterations" shall be deemed to include without limitation any Alterations that will or may necessitate any changes, replacements or additions to bearing walls, bearing columns, or floor slabs of the Premises or the Building. Notwithstanding the foregoing, provided Tenant gives Landlord prior written notice, Tenant may perform in the Premises, without obtaining Landlord's prior written consent, minor, non-Structural Alterations of a decorative nature which are reasonably comparable to the colors and finishes in the Premises as of the date of this Lease and which do not require a building permit. Any Alterations made by Tenant shall be made: (A) in a good, workmanlike, first-class and prompt manner; (B) using new materials only; (C) by a contractor, on days, at times and under the supervision of an architect approved in writing by Landlord; (D) in accordance with plans and specifications prepared by an engineer or architect reasonably acceptable to Landlord, which plans and specifications shall be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed (and, if Landlord engages an outside engineer or other consultant to review such plans and specifications, or otherwise incurs any other out-of-pocket costs in connection with such review, then Tenant shall pay the reasonable, out-of-pocket costs therefor as additional rent); (E) in accordance with all Laws and the requirements of any insurance company insuring the Building or any portion thereof; (F) after having obtained any required consent of the holder of any Mortgage; (G) after obtaining public liability and worker's compensation insurance policies approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned, or delayed), which policies shall cover every person who will perform any work with respect to such Alteration; and (H) upon request, after Tenant has delivered to Landlord documentation reasonably satisfactory to Landlord evidencing Tenant's financial ability to complete the Alteration in accordance with the provisions of this Lease. Tenant shall obtain and deliver to Landlord from all proposed contractors, subcontractors, laborers and material suppliers for all work, labor and services to be performed and materials to be furnished in connection with Alterations partial and, within thirty (30) days after the completion of the applicable Alteration, final written unconditional waivers of mechanics' and materialmen's liens against the Premises and the Building. If any lien (or a petition to establish such lien) is filed in connection with any Alteration, such lien (or petition) shall be discharged by Tenant within ten (10) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by the filing of a bond acceptable to Landlord. If Landlord gives its consent to the making of any Alteration, such consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises or the Building to any liens which may be filed in connection therewith. All Alterations (including, without limitation, those involving structural, electrical, mechanical or plumbing work, the heating, ventilation and air conditioning system of the Premises or the Building, and the roof of the Building) shall, at Landlord's election, be performed by Landlord's designated contractor or subcontractor at Tenant's expense. If Landlord elects not to so perform such work, then Landlord shall be paid a reasonable construction supervision fee (not to exceed five percent (5%) of the cost of any portion of such work that alters the base building systems). Promptly after the completion of an Alteration, Tenant at its expense shall deliver to Landlord three (3) sets of accurate as-built drawings showing such Alteration in place.

     9.3 If any Alterations that require the prior written consent of Landlord or prior written notice to Landlord are made without the prior written consent of Landlord or prior written notice to Landlord, as applicable, Landlord shall have the right at Tenant's expense to remove and correct such Alterations and restore the Premises and the Building to their condition immediately prior thereto, or to require Tenant to do the same. All Alterations to the Premises or the Building made by either party shall immediately become the property of

Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of the Lease Term; provided, however, that (a) if Tenant is not then in default under this Lease, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, all movable furniture, furnishings and trade fixtures installed in the Premises solely at the expense of Tenant, and (b) Tenant shall remove all Alterations and other items in the Premises or the Building which Landlord designates in writing for removal or restoration. Promptly after Landlord's receipt of a written request by Tenant which specifically requests Landlord to indicate to Tenant whether Landlord will require the removal or restoration of any Alterations, and provided such request is given to Landlord together with Tenant's request for Landlord's approval of any Alterations (or Tenant's prior written notice of the performance of such Alterations, if Landlord's approval therefor is not required hereunder), Landlord will indicate to Tenant whether Landlord will require the removal or restoration of any such Alterations. Movable furniture, furnishings and trade fixtures shall be deemed to exclude without limitation any item the removal of which might cause damage to the Premises or the Building or which would normally be removed from the Premises with the assistance of any tool or machinery other than a dolly. Landlord shall have the right at Tenant's expense to repair all damage and injury to the Premises or the Building caused by such removal or to require Tenant to do the same. If such furniture, furnishings and equipment are not removed by Tenant prior to the expiration or earlier termination of the Lease Term, the same shall at Landlord's option become the property of Landlord and shall be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have the right at Tenant's expense to remove from the Premises such furniture, furnishings and equipment and any Alteration which Landlord designates in writing for removal or to require Tenant to do the same. If Tenant fails to return the Premises to Landlord as required by this Section, then Tenant shall pay to Landlord, as additional rent, all costs (including a construction management fee) incurred by Landlord in effecting such return.

                                    ARTICLE X
                                      SIGNS

     10.1 Landlord shall permit Tenant to retain the monument signage identifying Tenant's corporate name existing as of the Lease Commencement Date; provided that Tenant, at its expense, performs all repair and maintenance necessary to keep the same in good condition comparable to other signage in the Complex and reasonably acceptable to Landlord. No other sign, advertisement or notice referring to Tenant shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or interior of the Building (including windows and doors) without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed. If any such item that has not been approved by Landlord is so displayed, then Landlord shall have the right to remove such item at Tenant's expense or to require Tenant to do the same. Landlord reserves the right to install and display signs, advertisements and notices on any part of the exterior or interior of the Building. Notwithstanding the foregoing, at any time that Tenant is leasing more than fifty percent (50%) of the square feet of rentable area of the Building, Tenant shall have the right, at its sole cost and expense, to install a sign consisting of the name of Netrix Corporation on the exterior facade of the Building (the "Exterior Signage"), provided that (a) no uncured Event of Default then exists, (b) Landlord approves in writing all attributes of such signage, including, without limitation, the location, size, appearance and manner of installation thereof, which approval shall not be unreasonably withheld, conditioned, or delayed, (c) such signage is in compliance with all applicable Laws and Tenant has obtained all governmental permits and approvals required in connection therewith, and (d) the installation, maintenance and removal of such sign (including, without limitation, any electrical costs of lighting such sign and the repair and cleaning of the Building facade upon removal of such signage) is performed at Tenant's expense in accordance with the terms and conditions governing Alterations pursuant to Article IX above and Landlord's reasonable regulations. Notwithstanding the foregoing provisions of this Section 10.1 to the contrary, within thirty (30) days after the date on which (i) there occurs, and remains uncured, an Event of Default, (ii) Netrix Corporation is leasing less than fifty percent (50%) of the square feet of rentable area of the Building, or (iii) the Lease Term expires or is terminated, then Landlord shall have the right to require Tenant, at its cost and expense, to remove the Exterior Sign and restore all damage to the Building caused by the installation and/or removal of such sign, which removal and restoration shall be performed in accordance with the terms and conditions governing Alterations pursuant to
Article IX above. The right to the Exterior Signage granted pursuant to this
Section 10.1 is personal to (I) Netrix Corporation, (II) any assignee of Netrix Corporation that is a Permitted Transferee, and (III) any other assignee of Netrix Corporation approved by Landlord pursuant to Article VII for which Landlord expressly approved the right of such assignee to maintain Exterior Signage (provided, however, that in lieu of Exterior Signage identifying Netrix Corporation, such Exterior Signage shall identify the corporate name of such assignee), such approval of the Exterior Signage rights not to be unreasonably withheld, conditioned, or delayed, and may not be exercised by any occupant, subtenant, or other assignee of Netrix Corporation.

                                   ARTICLE XI
                                SECURITY DEPOSIT

     11.1 Landlord acknowledges that, as of the date of Landlord's execution of this Lease, Landlord holds a cash security deposit in an amount equal to the sum of eighty-nine thousand eight hundred twenty-three and 49/100 dollars ($89,823.49), plus interest accruing thereon from February 2, 1998, through the day immediately prior to the Lease Commencement Date, at a rate of eight percent (8%) per annum, so that such sum shall equal ninety-eight thousand three hundred two dollars ($98,302.00) (i.e., the Security Deposit Amount) on the Lease Commencement Date, provided that no portion of such security deposit has been applied prior to the Lease Commencement Date by Landlord as permitted under the Prior Lease. Any security deposit held by Landlord shall be security for the performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease. Landlord shall not be required to maintain such security deposit in a separate account. Except as may be required by law, Tenant shall not be entitled to interest on the security deposit. Within approximately sixty (60) days after the later of the expiration or earlier termination of the Lease Term or Tenant's vacating the Premises, Landlord shall return such security deposit to Tenant, less such portion thereof as Landlord shall have appropriated to satisfy any of Tenant's obligations, or any Event of Default, under this Lease. If there shall be any Event of Default under this Lease, then Landlord shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the security deposit for the payment of any (a) Base Rent, additional rent or any other sum as to which Tenant is in default beyond any applicable notice and cure period, or (b) amount Landlord may spend or become obligated to spend, or for the compensation of Landlord for any losses incurred, by reason of such Event of Default (including, but not limited to, any damage or deficiency arising in connection with the reletting of the Premises). If any portion of the security deposit is so used or applied, then within three
(3) business days after Landlord gives written notice to Tenant of such use or application, Tenant shall deposit with Landlord cash in an amount sufficient to restore the security deposit to the original Security Deposit Amount, and Tenant's failure to do so shall constitute an Event of Default under this Lease.

     11.2 If Landlord transfers the security deposit to any purchaser or other transferee of Landlord's interest in the Property, and such purchaser or other transferee assumes Landlord's obligations hereunder, then Tenant shall look only to such purchaser or transferee for the return of the security deposit, and Landlord shall be released from all liability to Tenant for the return of such security deposit. Tenant acknowledges that the holder of any Mortgage shall not be liable for the return of any security deposit made by Tenant hereunder unless such holder actually receives such security deposit. Tenant shall not pledge, mortgage, assign or transfer the Security Deposit or any interest therein.

     11.3 Tenant shall deliver to Landlord an unconditional, irrevocable commercial letter of credit (the "Letter of Credit") in substitution for all or part of the cash security deposit, as determined by Landlord in its sole and absolute discretion, within ten (10) business days after written notice of such determination (the "Letter of Credit Notice"). Together with such Letter of Credit Notice, Landlord shall notify Tenant if any of the cash security deposit has been used or applied as of such date toward Tenant's obligations under the Prior Lease (and, if so, Tenant shall deposit with Landlord cash in an amount sufficient to replace the amount so used or applied within three (3) business days after such notice). The Letter of Credit shall be (a) in form and substance reasonably satisfactory to Landlord; (b) in the Security Deposit Amount (or such lesser amount as may be designated in writing by Landlord in its sole and absolute discretion); (c) issued by a federally insured commercial bank reasonably acceptable to Landlord and located in the Washington, D.C., metropolitan area; (d) payable in full or partial draws; (e) made expressly transferable and assignable to the owner from time to time of the Building; and
(f) include an "evergreen" provision which provides that the Letter of Credit shall be automatically renewed on an annual basis unless the issuer delivers thirty (30) days prior written notice of cancellation to Landlord, such that the Letter of Credit remains in effect through the sixtieth (60th) day after the expiration of the Lease Term. Landlord hereby approves the form of letter of credit attached hereto as EXHIBIT C. The annual fee for the initial Letter of Credit shall not exceed one and one-half percent (1.5%) of the amount of such Letter of Credit. Landlord shall be permitted to draw upon the Letter of Credit and apply all or a portion of the proceeds thereof necessary to compensate Landlord for any matter to which the Security Deposit is permitted to be applied hereunder and any matter under the Prior Lease not satisfied thereunder by Tenant, and to retain the remaining proceeds thereof for the remainder of the Lease Term as an additional security deposit. Within three (3) days after written notice of Landlord's use of all or a portion of the proceeds of the Letter of Credit, Tenant shall deliver to Landlord a replacement Letter of

Credit complying with the terms of this Section 11.3. Landlord also shall have the right to draw upon the Letter of Credit in any of the following circumstances, without any further notice of any kind except as expressly specified in this Section 11.3: (i) if Tenant fails to deliver to Landlord a replacement Letter of Credit complying with the terms of this Section 11.3 (from a financial institution other than the issuer, or successor thereto, of the then-current Letter of Credit) within ten (10) days after demand by Landlord after Landlord reasonably determines that there has been a material adverse change in the financial condition of the issuing bank (or the successor thereto);


or (ii) if Tenant fails to provide Landlord with any renewal or replacement Letter of Credit complying with the terms of this Section 11.3 at least thirty
(30) days prior to the expiration of the then-current Letter of Credit. Landlord shall not be required to pay any interest on any proceeds drawn under the Letter of Credit or to maintain any such proceeds in a separate account. Within approximately sixty (60) days after the later of (i) the expiration of the term of this Lease or (ii) Tenant's vacating the Premises, Landlord shall return the Letter of Credit and all proceeds thereof being held by Landlord (less such portions thereof as Landlord may have used to satisfy Tenant's obligations or liabilities to Landlord and less such other sums as Landlord reasonably expects to be due from Tenant notwithstanding any notice and/or cure period provided pursuant to Section 19.1 below). Tenant expressly waives any right it might otherwise have to prevent Landlord from drawing on the Letter of Credit and agrees that an action for damages and not injunctive or other equitable relief shall be Tenant's sole remedy in the event Tenant disputes Landlord's claim to any such amounts. Neither the Security Deposit nor any drawing under the Letter of Credit shall be deemed to be liquidated damages in the event of a breach by Tenant of this Lease. Notwithstanding the foregoing provisions of this Section
11.3 to the contrary, by written notice to Tenant, Landlord may direct Tenant to substitute a cash security deposit in an amount designated by Landlord (but not to exceed the Security Deposit Amount) for the Letter of Credit, at least thirty
(30) days prior to the scheduled expiration of the then-current Letter of Credit, in which event the amount of the Letter of Credit shall be reduced or the Letter of Credit shall not be renewed, as applicable.

     11.4 Notwithstanding anything to the contrary in the Prior Lease, immediately prior to Landlord's receipt of the Letter of Credit (provided that Landlord is given five (5) business days prior written notice thereof), Landlord shall deliver to the issuing bank by wire transfer of immediately available funds the amount of any security deposit held under the Prior Lease, less any amounts due to Landlord as of such date.

     11.5 Notwithstanding anything to the contrary contained herein, Tenant shall be responsible, at its sole cost and expense, for all fees charged for each Letter of Credit by the bank issuing the same; provided, however, that within approximately thirty (30) days after Tenant delivers written notice to Landlord confirming the extension of the Letter of Credit for the year following the initial year in which such Letter of Credit was in effect hereunder, and for each successive year thereafter during the period that Landlord requires any security hereunder to be in the form of a letter of credit, Landlord shall credit the monthly installment of Base Rent next payable hereunder in an amount equal to the fee reasonably charged for such Letter of Credit by the issuing bank and paid by Tenant for the previous year; and provided further that if

Tenant is in default under this Lease at the time that Landlord would otherwise credit such amount to Tenant, then Landlord, at its option, may delay such credit until such default is cured. In the event that the annual fee charged for such Letter of Credit is to exceed one and one-half percent (1.5%) of the amount of such Letter of Credit, then Tenant shall notify Landlord in writing thereof at least sixty (60) days prior to contracting for such Letter of Credit, and Landlord shall provide written notice to Tenant within thirty (30) days after receipt of Tenant's notice if Landlord elects to have such Letter of Credit converted to a cash security deposit. If Tenant does not timely provide such notice, and the fee for such Letter of Credit exceeds one and one-half percent (1.5%) of the amount of such Letter of Credit, then the amount credited by Landlord to Tenant for such fee shall be an amount equal to one and one-half percent (1.5%) of the amount of such Letter of Credit, and Tenant shall be responsible for the remainder of such fee. As consideration for the foregoing, the interest earned on all amounts required to be held on deposit with the issuing bank as security for such Letter of Credit during the period in which a Letter of Credit is required hereunder shall be paid to Landlord within thirty
(30) days following the end of each calendar year in which a Letter of Credit was required hereunder by Landlord. Tenant shall direct such issuing bank in writing (with a copy thereof to Landlord) to pay all such interest directly to Landlord within thirty (30) days following the end of each calendar year in which a Letter of Credit was required hereunder by Landlord.

                                  ARTICLE XII
                                   INSPECTION

     12.1 At all times Tenant shall permit Landlord, its agents and representatives, and the holder of any Mortgage, to enter the Premises during normal business hours and upon reasonable prior written notice (except in the event of emergency, in which event no notice shall be required and entry may be at any time) without charge therefor and without diminution of the rent payable by Tenant in order to examine, inspect or protect the Premises and the Building, to make such alterations and/or repairs as Landlord is entitled to make hereunder, or to exhibit the same to brokers, prospective tenants, lenders, purchasers and others. Except in the event of an emergency, Landlord shall use commercially-reasonable efforts to minimize disruption to Tenant's normal business operations in the Premises in connection with any such entry.

     12.2 By written notice to Landlord, Tenant may designate certain portions of the Premises (but not in excess of five thousand (5,000) square feet of rentable area in the aggregate) as "Secure Areas". Except in the event of emergency, Landlord, its employees and agents shall not access such Secure Areas unless accompanied by a designee of Tenant; provided, however, that Tenant's refusal or failure to provide such a designee in a particular instance during normal Building Hours after reasonable prior notice shall permit Landlord, its employees and agents unaccompanied access to the Secure Areas in such instance. If Tenant provides access to such Secure Areas to the provider of janitorial services to the remainder of the Premises, and pays directly (and not as part of Operating Charges) any premium charged by such provider due to the restricted access to the Secure Area or the nature of such Secure Area, then such janitorial services shall be provided as set forth in Article XIV; provided, however, that notwithstanding anything in Article XIV to the contrary, if Tenant fails to provide such access, then (a) Landlord shall not be responsible for providing janitorial services to any Secure Areas, (b) Tenant shall be required to provide janitorial services to such areas, and (c) Tenant shall not receive any reduction of Base Rent or abatement of increases in Operating Charges in connection with the lack of janitorial services to such areas. Tenant shall reimburse Landlord for, and shall indemnify, defend upon request and hold Landlord, its employees and agents harmless from and against, all costs, damages, claims, liabilities, expenses (including reasonable attorneys' fees), losses and court costs suffered by or claimed against Landlord, directly or indirectly, based on or arising out of, in whole or in part, the limitation of Landlord's access to any Secure Area.

                                  ARTICLE XIII
                                    INSURANCE

     13.1 If Tenant conducts or permits to be conducted any specific activity, or places or permits to be placed any equipment or other item in or about the Premises or the Building, which in any way increases the rate of fire insurance or other insurance on the Building, then (whether or not Landlord has consented to such activity, equipment or other item) Tenant shall pay as additional rent due hereunder the amount of such increase. The statement of any applicable insurance company or insurance rating organization (or other organization exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions) that an increase is due to any such activity, equipment or other item shall be conclusive evidence thereof.

     13.2 (a) Throughout the Lease Term, Tenant shall obtain and maintain (1) commercial general liability insurance (written on an occurrence basis) including contractual liability coverage insuring the obligations assumed by Tenant under this Lease (including those set forth in Sections 6.3 and 15.2), premises and operations coverage, broad form property damage coverage and independent contractors coverage, and containing an endorsement for personal injury, (2) business interruption insurance, (3) all-risk property insurance,
(4) comprehensive automobile liability insurance (covering automobiles owned by Tenant, if any), (5) worker's compensation insurance, and (6) employer's liability insurance. Such commercial general liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than Two Million Dollars ($2,000,000) combined single limit per occurrence with a Four Million Dollar ($4,000,000) annual aggregate. Such business interruption insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Base Rent then in effect during any Lease Year. Such property insurance shall be in an amount not less than that required to replace all Alterations performed by or through Tenant and all other contents of the Premises (including, without limitation, Tenant's trade fixtures, decorations, furnishings, equipment and personal property). Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker's compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Building is located (as the same may be amended from time to time). Such employer's liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

         (b) All such insurance shall: (1) be issued by a company that is licensed to do business in the jurisdiction in which the Building is located, that has been approved in advance by Landlord and that has a rating equal to or exceeding A:XI from Best's Insurance Guide; (2) name Landlord, the managing agent of the Building, The Advance Group, Bedminster Capital Funding LLC, and the holder of any Mortgage of which Tenant is given written notice as additional insureds and/or loss payees (as applicable); (3) contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any party prior to the occurrence of a loss; (4) provide that the insurer thereunder waives all right of recovery by way of subrogation against Landlord, its partners, agents, employees, and representatives, in connection with any loss or damage covered by such policy; (5) be acceptable in form and content to Landlord; (6) be primary and non-contributory; (7) contains an endorsement for cross liability and severability of interests; and (8) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance or change in coverage without the insurer first giving Landlord thirty (30) days' prior written notice (by certified or registered mail, return receipt requested) of such proposed action. No such policy shall contain any deductible provision except as otherwise approved in writing by Landlord, which approval shall not be unreasonably withheld. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of comparable flex buildings in the Washington, D.C., metropolitan area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types of insurance. Tenant shall deliver a certificate of all such insurance and receipts evidencing payment therefor (and, upon request, copies of all required insurance policies, including endorsements and declarations) to Landlord concurrently with Tenant's execution of this Lease and at least annually thereafter. Tenant shall give Landlord notice promptly after becoming aware of any instance of fire, theft or accident in the Premises, and in the case of fire, theft or accident in the Building if involving Tenant, its agents, employees or Invitees. Neither the issuance of any insurance policy required under this Lease nor the minimum limits specified herein shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease.

     13.3 Landlord agrees to carry and maintain all-risk property insurance (with replacement cost coverage) covering the Building and Landlord's property therein in an amount required by its insurance company to avoid the application of any coinsurance provision. Landlord also agrees to carry and maintain commercial general liability insurance in limits it reasonably deems appropriate (but in no event less than the limits required of Tenant pursuant to Section 13.2). All such insurance shall: (a) be issued by a company that is licensed to do business in the jurisdiction in which the Building is located, that has been approved in advance by Landlord and that has a rating equal to or exceeding A:XI from Best's Insurance Guide; (b) provide that the insurer thereunder waives all right of recovery by way of subrogation against Tenant, its partners, agents, employees, and representatives, in connection with any loss or damage covered by such policy; and (c) be primary and non-contributory. Landlord shall deliver a certificate of all such insurance to Tenant upon Tenant's written request therefor (but not more often than once in any twelve (12) month period). No such insurance shall contain any deductible that is not commercially reasonable considering the practices of owners of buildings comparable to the Building.

     13.4 Notwithstanding anything to the contrary contained herein, Landlord and Tenant each hereby waive any and all right to recover against the other (or against their respective officers, directors, trustees, partners, joint venturers, employees or agents) for any loss or damage to such waiving party arising from any cause covered by any property damage insurance required to be carried by such party pursuant to this Lease or, if greater, actually carried by such party. Landlord and Tenant shall secure appropriate waivers of subrogation from their respective insurance carriers; and each party will, upon request, deliver to the other a certificate evidencing such waiver of subrogation by the insurer.

                                  ARTICLE XIV
                             SERVICES AND UTILITIES

     14.1 Subject to Tenant's obligations specified in this Lease: (a) Landlord will furnish to the Premises air-conditioning and heating during the seasons they are commercially reasonably required (and Tenant shall pay the costs of the electricity therefor pursuant to Section 14.4 below); and (b) Landlord will provide janitorial service on Monday through Friday (or, at Landlord's option, Sunday through Thursday) only (excluding legal public holidays), water for lavatory and drinking purposes, elevator service (with at least one (1) elevator in operation at all times, except in the event of an emergency), and exterior window-cleaning service. Landlord covenants that, except during periods of repair and force majeure conditions and events, the base building HVAC system shall operate within the manufacturer's specified range of design specifications (to be calculated based on the amount of heat energy introduced into or removed from the Premises, and not based on the actual temperature in the Premises); provided, however, that Landlord shall not be liable for any failure to maintain comfortable atmosphere conditions in all or any portion of the Premises due to excessive heat generated by any equipment or machinery installed by Tenant (with or without Landlord's consent), due to any impact that Tenant's furniture, equipment, machinery or millwork may have upon the delivery of HVAC to the Premises or due to the occupancy load (collectively, the "External Factors"). Notwithstanding anything above to the contrary, Tenant shall have access to the Building twenty-four (24) hours per day each day of the year (except in the event of an emergency).

     14.2 [Intentionally omitted].

     14.3 Tenant shall reimburse Landlord for the cost of any excess water and sewer usage in the Premises. Excess usage shall mean the excess of the estimated usage in the Premises (per square foot of rentable area) during any billing period over the average usage (per square foot of rentable area) during the same period for buildings comparable to the Building, as reasonably calculated by Landlord. With respect to any building standard HVAC system installed after the date hereof, (a) Tenant shall reimburse Landlord for the costs of any excess usage of the building standard HVAC system; (b) excess usage of the building standard HVAC system shall mean the operation of such system more than sixty-six
(66) hours per week (excluding any operation of such system outside of Building Hours to the extent necessary to maintain non-Building Hour temperatures customary for buildings comparable to the Building); and (c) the costs of such excess usage shall be deemed to be the accelerated depreciation of such system based on the excess usage thereof. The depreciation of such system shall be reasonably determined by Landlord. If Tenant disagrees with such schedule, then

Landlord shall select a reputable, independent engineer to determine such depreciation schedule, and the findings of such engineer shall be determinative. The costs of any such engineer shall be divided equally between Landlord and Tenant.

     14.4 Tenant shall timely pay directly to the appropriate utility all charges for all electricity furnished to the Premises, as measured by the meter located at the Building. Tenant shall be responsible, at its expense, for depositing with such utility all bonds required for the provision of electrical service to the Premises and direct billing to Tenant from and after the Lease Commencement Date, in the absence of any bond deposited by Landlord being held by such utility.

     14.5 If any utility or service is interrupted for any reason and such interruption shall continue for more than three (3) consecutive business days after written notice of such interruption to Landlord, and if such interruption or failure shall render any portion of the Premises unusable for the normal conduct of Tenant's business, and if Tenant in fact does not use or occupy such portion of the Premises during the period of such interruption, then all Base Rent and additional rent payable hereunder with respect to such unusable portion of the Premises shall be abated for the period beginning on the fourth (4th) consecutive business day after such notice and such rental abatement shall continue until such portion of the Premises is tenantable again or Tenant recommences use or occupancy of such portion of the Premises, whichever occurs first. Notwithstanding any other provision of this Lease to the contrary, the provisions of this Section 14.5 shall be Tenant's exclusive remedy in the event of an interruption of a utility or service that is outside of Landlord's reasonable control.

                                   ARTICLE XV
                              LIABILITY OF LANDLORD

     15.1 Except as explicitly hereinafter set forth, Landlord, its employees and agents shall not be liable to Tenant, any Invitee or any other person or entity for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever (except as otherwise provided in this Article), including without limitation the following: repair to any portion of the Premises or the Building; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Building; any fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability to furnish any service specified in this Lease; and leakage in any part of the Premises or the Building from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. If any condition exists which may be the basis of a claim of constructive eviction, then Tenant shall give Landlord written notice thereof and a reasonable opportunity to correct such condition, and in the interim Tenant shall not claim that it has been constructively evicted or is entitled to a rent abatement

(except as explicitly set forth in Sections 14.5, 17.1, and 18.1). Any property placed by Tenant or any Invitee in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. Any person receiving an article delivered for Tenant shall be acting as Tenant's agent for such purpose and not as Landlord's agent. For purposes of this Article, the term "Building" shall be deemed to include the Land. Notwithstanding the foregoing provisions of this Section, but subject to
Section 13.4, Landlord shall not be released from liability to Tenant for any physical injury to any natural person (including death) or damage to Tenant's property caused solely and directly by Landlord's negligence or willful misconduct to the extent such injury is not covered by insurance (a) carried by Tenant or such person, or (b) required by this Lease to be carried by Tenant; provided, however, that Landlord shall not under any circumstances be liable for any consequential or indirect damages.

     15.2 (a) Except to the extent caused by Landlord's negligence or willful misconduct, and subject to Section 13.4 above, Tenant shall reimburse Landlord, its employees and agents for (as additional rent), and shall indemnify, defend upon request and hold them harmless from and against all costs, damages (but not consequential damages), claims, liabilities, expenses (including reasonable attorneys' fees), losses, penalties and court costs suffered by or claimed against them, to the extent resulting solely and directly from (i) use and occupancy of the Premises by Tenant or any Invitee or the business conducted therein by Tenant or any Invitee, or (ii) any negligence or willful misconduct by Tenant or any Invitee.

         (b) Except to the extent caused by Tenant's negligence or willful misconduct, and subject to Section 13.4 above, Landlord shall reimburse Tenant, its employees and agents for, and shall indemnify, defend upon request and hold them harmless from and against all costs, damages (but not consequential damages), claims, liabilities, expenses (including reasonable attorneys' fees), losses, penalties and court costs suffered by or claimed against them, to the extent resulting solely and directly from Landlord's negligence or willful misconduct in connection with the management, operation or repair of the Building.

     15.3 In the event of any transfer, assignment, or other conveyance of the fee to the Building and the Land, such transferor, assignor, or conveyor shall be automatically freed and relieved, from and after the date of such transfer, assignment, or conveyance, of all liability in connection with the performance of any covenant or obligation on the part of Landlord contained in this Lease thereafter to be performed and, without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all such future obligations of Landlord hereunder during its ownership of the Building and Land. Within five (5) days after request, Tenant shall attorn to such transferee and execute, acknowledge and deliver any document submitted to Tenant confirming such attornment.

     15.4 Except as explicitly permitted under this Lease, Tenant shall not have the right to set off, recoup, abate, or deduct any amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Except as explicitly set forth in Section 14.5 above, Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord, which action shall not be consolidated with any action of Landlord; provided, however, that Tenant may initiate any mandatory counterclaim in connection therewith.

     15.5 If Tenant or any Invitee is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord's estate and interest in the Building and Land, including Landlord's interest in all rents, income, profits, insurance proceeds, condemnation proceeds and sales proceeds arising therefrom, subject to the rights of any mortgagee in accordance with the terms of Article XXI below. No other asset of Landlord, any partner, director, member, officer or trustee of Landlord (each, an "officer") or any other person or entity shall be available to satisfy or be subject to such judgment, nor shall any officer or other person or entity be held to have personal liability for satisfaction of any claim or judgment against Landlord or any officer.

                                  ARTICLE XVI
                                      RULES

     16.1 Tenant and Invitees shall at all times abide by and observe the rules specified in Exhibit B. Tenant and Invitees shall also abide by and observe any other rule that Landlord may reasonably promulgate from time to time for the operation and maintenance of the Building, provided that notice thereof is given and such rule is not inconsistent with the provisions of this Lease. All rules shall be binding upon Tenant and enforceable by Landlord as if they were contained herein. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce such rules, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for the violation of such rules by any other tenant or its employees, agents, assignees, subtenants, invitees or licensees. Landlord shall use reasonable efforts not to enforce any rule or regulation in a manner which unreasonably discriminates among similarly situated tenants.

                                  ARTICLE XVII
                              DAMAGE OR DESTRUCTION

     17.1 If the Premises or the Building are totally or partially damaged or destroyed, then Landlord shall diligently repair and restore the Premises and the Building to substantially the same condition they were in prior to such damage or destruction; provided, however, that if in the judgment of an independent architect and/or general contractor designated by Landlord (written notice of which (the "Restoration Estimate") shall be delivered to Tenant within seventy-five (75) days of such damage or destruction), such repair and restoration cannot be completed within two hundred seventy (270) days after the date of such damage or destruction (which estimated restoration period shall take into account the time needed for effecting a satisfactory settlement with any insurance company involved, removing debris, preparing plans, and receiving all required governmental permits), then Landlord and Tenant each shall have the right to terminate this Lease by giving written notice of termination to the other within thirty (30) days after delivery to Tenant of the Restoration Estimate. If this Lease is terminated pursuant to this Article, then rent shall be apportioned (based on the portion of the Premises which is usable after such damage or destruction) and paid to the date of termination. If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Premises are substantially complete, Tenant shall be required to pay rent only for the portion of the Premises that is usable while such repair and restoration are being made. After receipt of all insurance proceeds (including proceeds of insurance maintained by Tenant) but not later than one hundred twenty-five (125) days after the date of such damage or destruction, Landlord shall proceed with and bear the expenses of such repair and restoration of the Premises and the Building; provided, however, that (a) if such damage or destruction was caused by the negligent act or omission of Tenant or any Invitee, then Tenant shall pay Landlord's deductible and the amount by which such expenses exceed the insurance proceeds, if any, actually received by Landlord on account of such damage or destruction (or, if Landlord fails to carry the insurance required pursuant to this Lease, the amount that would have been received had Landlord carried such insurance), and (b) Landlord shall not be required to repair or restore any Alterations or any other contents of the Premises (including, without limitation, Tenant's trade fixtures, decorations, furnishings, equipment or personal property). Notwithstanding anything herein to the contrary, Landlord shall have the right to terminate this Lease by written notice to Tenant not later than one hundred twenty-five (125) days after the date of the damage or destruction if (1) despite Landlord's maintenance of the insurance required to be maintained pursuant to Section 13.3 above, insurance proceeds are insufficient to pay the full cost of such repair and restoration (Landlord hereby agreeing diligently to pursue the receipt of such proceeds, and to inform Tenant of the status of such pursuit upon written notice from Tenant),
(2) the holder of any Mortgage fails or refuses to make such insurance proceeds available for such repair and restoration, (3) zoning or other applicable Laws or regulations do not permit such repair and restoration, or (4) such damage or destruction occurs during the last three (3) years of the then-current Lease Term and the Building is damaged by fire or casualty (whether or not the Premises has been damaged) to such an extent that Landlord decides, in its sole and absolute discretion, not to rebuild or reconstruct the Building.

                                  ARTICLE XVIII
                                  CONDEMNATION

     18.1 If twenty-five percent (25%) or more of any of the Premises, the use or occupancy thereof, or the Parking Permits, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, "condemned"), then this Lease shall terminate on the day prior to the date title thereto vests in such authority and rent shall be apportioned as of such date. If less than twenty-five percent (25%) of each of the Premises, the use or occupancy thereof, or the Parking Permits is condemned, then this Lease shall continue in full force and effect as to the part of the Premises not so condemned, except that as of the date title vests in such authority Tenant shall not be required to pay rent with respect to the part of the Premises so condemned.

     18.2 All awards, damages and other compensation paid on account of such condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or such authority for any portion of such award, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for relocation expenses and for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant's expense and which Tenant is entitled pursuant to this Lease to remove at the expiration or earlier termination of the Lease Term, provided that such claim shall in no way diminish the award, damages or compensation payable to or recoverable by Landlord in connection with such condemnation.

                                  ARTICLE XIX
                                     DEFAULT

     19.1 Each of the following shall constitute an "Event of Default": (a) Tenant's failure to make when due any payment of the Base Rent, additional rent or other sum; provided, however, that not more than two (2) times in any twelve
(12) month period, no Event of Default shall be deemed to have occurred unless such failure continues for a period of ten (10) days after Landlord delivers written notice thereof to Tenant; (b) Tenant's failure to perform or observe any covenant or condition of this Lease not otherwise specifically described in this
Section 19.1, which failure continues for thirty (30) days after Landlord delivers written notice thereof to Tenant, or such shorter period as is appropriate if such failure can be cured in a shorter period or, if such failure is not capable of being cured in such period, then Tenant shall have such additional time (up to an additional sixty (60) days) as is reasonably necessary to effect such cure, provided that Tenant promptly commences and thereafter diligently pursues the same); provided, however, that during any period that Tenant is leasing less than the entire Building, such cure period shall not be applicable if, in Landlord's sole and absolute discretion, such failure raises a life/safety issue with respect to the Building or its occupants or visitors, including but not limited to, a threat of personal injury or continuing physical injury to the Building, or if such failure is affecting another tenant's use or occupancy of the Building or its premises; (c) an Event of Bankruptcy as specified in Article XX; (d) Tenant's dissolution or liquidation; (e) any Environmental Default as specified in Section 6.3; or (f) any default by Tenant under that certain Lease between Landlord (as successor-in-interest to Dulles Technology Center) and Tenant dated December 9, 1988 (the "Prior Lease"), which continues beyond any notice and cure period applicable thereto.

     19.2 If there shall be an Event of Default (even if prior to the Lease Commencement Date), then the provisions of this Section shall apply. Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, and Tenant hereby waives any other notice to quit or notice of Landlord's intention to re-enter the Premises or terminate this Lease. If necessary, Landlord may proceed to recover possession of the Premises under applicable Laws, or by such other proceedings, including re-entry and possession, as may be permitted under applicable Laws. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to Tenant's liability for all Base Rent, additional rent and other sums specified herein. Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term(s) (which may extend beyond the date on which the

Lease Term would have expired but for the Event of Default) and on such terms and conditions (which may include any concessions or allowances granted by Landlord) as Landlord, in its reasonable discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet all or any portion of the Premises or to collect any rent due upon such reletting. Notwithstanding the previous sentence to the contrary, provided there has occurred an Event of Default, Landlord has commenced the exercise of its remedies, and Tenant has vacated the Premises, Landlord thereafter shall use commercially reasonable efforts to remarket the Premises. Whether or not this Lease and/or Tenant's right of possession is terminated or any suit is instituted, Tenant shall be liable for any Base Rent, additional rent, or other sum which may be due and unpaid prior to such Event of Default, and for all costs, fees and expenses (including, but not limited to, reasonable attorneys' fees and costs, brokerage fees, expenses incurred in enforcing any of Tenant's obligations under the Lease or in placing the Premises in good and rentable condition, advertising expenses, and any concessions or allowances granted by Landlord) incurred by Landlord in pursuit of its remedies hereunder and/or in recovering possession of the Premises and renting the Premises to others from time to time plus other actual or consequential damages suffered or incurred by Landlord on account of such Event of Default (including, but not limited to, late fees or other charges incurred by Landlord under any Mortgage). Tenant also shall be liable for additional damages which at Landlord's election shall be either one or a combination of the following: (a) an amount equal to the Base Rent and additional rent due or which would have become due from the date of such Event of Default through the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following such Event of Default and continuing until the date on which the Lease Term would have expired but for such Event of Default, it being understood that separate suits may be brought from time to time to collect any such damages for any month(s) (and any such separate suit shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s)), or Landlord may defer initiating any such suit until after the expiration of the Lease Term (in which event such deferral shall not be construed as a waiver of Landlord's rights as set forth herein and Landlord's cause of action shall be deemed not to have accrued until the expiration of the Lease Term), and it being further understood that if Landlord elects to bring suits from time to time prior to reletting the Premises, Landlord shall be entitled to its full damages through the date of the award of damages without regard to any Base Rent, additional rent or other sums that are or may be projected to be received by Landlord upon reletting of the Premises; or (b) an amount equal to the sum of (i) all Base Rent, additional rent and other sums due or which would be due and payable under this Lease as of the date of such Event of Default through the end of the scheduled Lease Term, plus (ii) all expenses (including reasonable broker and attorneys' fees) and value of all vacancy periods projected by Landlord to be incurred in connection with the reletting of the Premises, minus (iii) any Base Rent, additional rent and other sums which would be received by Landlord upon reletting of the Premises from the end of the vacancy period projected by Landlord through the expiration of the scheduled Lease Term. Such amounts shall be discounted using a discount factor equal to the yield of the Treasury Note or Bill, as appropriate, having a maturity period approximately commensurate to the remainder of the

Term, and such resulting amount shall be payable to Landlord in a lump sum on demand, it being understood that upon payment of such liquidated and agreed final damages, Tenant shall be released from further liability under this Lease with respect to the period after the date of such payment. Landlord may bring suit to collect any such damages at any time after an Event of Default shall have occurred. In the event Landlord relets the Premises together with other premises or for a term extending beyond the scheduled expiration of the Lease Term, it is understood that Tenant will not be entitled to apply any base rent, additional rent or other sums generated or projected to be generated by either such other premises or in the period extending beyond the scheduled expiration of the Lease Term (collectively, the "Extra Rent") against Landlord's damages. Similarly in proving the amount that would be received by Landlord upon a reletting of the Premises as set forth in clause (iii) above, Tenant shall not take into account the Extra Rent. The provisions contained in this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease. Nothing herein shall be construed to affect or prejudice Landlord's right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease. If Landlord is entitled, or Tenant is required, pursuant to any provision hereof to take any action upon the termination of the Lease Term, then Landlord shall be entitled, and Tenant shall be required, to take such action also upon the termination of Tenant's right of possession.

     19.3 (a) Tenant hereby expressly waives, for itself and all persons claiming by, through or under it, any right of redemption, re-entry or restoration of the operation of this Lease under any present or future Law, including without limitation any such right which Tenant would otherwise have in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as herein provided.

         (b) All rights and remedies of Landlord and Tenant set forth in this Lease are cumulative and in addition to all other rights and remedies available to Landlord and Tenant at law or in equity, including those available as a result of any anticipatory breach of this Lease. The exercise by Landlord or Tenant of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay or failure by Landlord or Tenant to exercise or enforce any of such party's rights or remedies or the other party's obligations shall constitute a waiver of any such rights, remedies or obligations. Neither Landlord nor Tenant shall be deemed to have waived any default by the other unless such waiver expressly is set forth in a written instrument signed by the applicable party. If Landlord or Tenant waives in writing any default by the other party, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

     19.4 If Landlord or Tenant shall institute proceedings against the other and a compromise or settlement thereof shall be made, then the same shall not constitute a waiver of the same or of any other covenant, condition or agreement set forth herein, nor of any of the applicable party's rights hereunder. Neither the payment by Tenant of a lesser amount than the monthly installment of Base Rent, additional rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction. Landlord may accept the same without prejudice to Landlord's right to recover the balance of such rent or other sums or to pursue any other remedy. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

     19.5 If Tenant fails to make any payment to any third party or to do any act herein required to be made or done by Tenant, and such failure continues beyond any applicable notice and cure period, then Landlord may, but shall not be required to, make such payment or do such act. The taking of such action by Landlord shall not be considered a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default. If Landlord elects to make such payment or do such act, then all expenses incurred by Landlord, plus interest thereon at a rate (the "Default Rate") equal to the rate per annum which is three (3) whole percentage points higher than the prime rate published in the Money Rates section of the WALL STREET JOURNAL, from the date incurred by Landlord to the date of payment thereof by Tenant, shall constitute additional rent due hereunder; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law.

     19.6 If Tenant fails to make any payment of Base Rent, additional rent or any other sum on or before the date that is five (5) days after the date on which such payment is due and payable (without regard to any grace period specified in Section 19.1), then Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such payment. In addition, such payment and such late fee shall bear interest at the Default Rate from the date such payment or late fee, respectively, became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. Such late charge and interest shall constitute additional rent due hereunder without any notice or demand. Notwithstanding the first two
(2) sentences of this Section 19.6, Landlord shall waive such late charge and interest for the first such failure in any twelve (12) month period, provided that such payment is made within five (5) days after Landlord delivers written notice thereof to Tenant.

     19.7 As security for the performance of Tenant's obligations, Tenant grants to Landlord a lien upon and a security interest in Tenant's existing or hereafter acquired personal property, inventory, furniture, furnishings, fixtures, equipment, licenses, permits and all other tangible and intangible property, assets and accounts, and all additions, modifications, products and proceeds thereof, including, without limitation, such tangible property which has been used at the Premises, purchased for use at the Premises, located at any time in the Premises or used or to be used in connection with the business conducted or to be conducted in the Premises, whether or not the same may thereafter be removed from the Premises, and including, without limitation, all stock and partnership interests now or hereafter owned by Tenant, legally or beneficially, in any entity which manages, owns or operates the business to be conducted in or upon the Premises. Such lien shall be in addition to all rights of distraint available under applicable law. Within five (5) days after request from time to time, Tenant shall execute, acknowledge and deliver to Landlord a financing statement and any other document evidencing or establishing such lien and security interest which may be requested by Landlord. During the Lease Term, Tenant shall not sell, transfer or remove from the Premises any of the aforementioned tangible property without Landlord's prior written consent, unless the same is undertaken in the ordinary course of Tenant's business or is promptly replaced with similar items of comparable value. At any time that there exists an Event of Default, Tenant shall not sell, transfer or remove from the Premises any of the aforementioned tangible property, except in the ordinary course of Tenant's business. In order to further assure Tenant's performance of its obligations under this Lease, Tenant covenants that during the Lease Term, it will not convey or otherwise transfer its assets or permit its assets to be encumbered to the extent that any such conveyance, transfer or encumbrance is not done in the ordinary course of Tenant's business or would materially and adversely affect the net worth of Tenant. Notwithstanding any of the foregoing to the contrary, Landlord will agree to subordinate its lien obtained pursuant to this Section 19.7 to any lien or security interest then being granted to a bona fide third party financial institution by Tenant in or to any of Tenant's personal property or equipment as security for indebtedness incurred for the operation of Tenant's business provided that the secured party agrees in writing to provide notice of any defaults under such financing to Landlord and to promptly repair any damage to the Premises that occurs if the secured party removes its collateral. Nothing contained herein or in any subordination agreement shall be deemed to alter or expand Tenant's rights to remove any furniture, fixtures or equipment from the Premises as hereinabove provided in
Article IX.

     19.8 If more than one natural person or entity shall constitute Tenant, then the liability of each such person or entity shall be joint and several. If Tenant is a general partnership or other entity the partners or members of which are otherwise subject to personal liability, then Landlord agrees that no general partner or member of Tenant shall have personal liability for any obligations under this Lease. No waiver, release or modification of the obligations of any such person or entity shall affect the obligations of any other such person or entity.

     19.9 Each of the following shall constitute a "Landlord Default": (a) Landlord's failure to make when due any payment to Tenant required under this Lease, which failure continues for ten (10) days after Tenant delivers written notice thereof to Landlord, and (b) Landlord's failure to perform or observe any covenant or condition of this Lease not otherwise specifically set forth in this
Section 19.9, which failure continues for thirty (30) days after Tenant delivers written notice thereof to Landlord, provided, however, that if such failure is not reasonably capable of being cured within such thirty (30) day period, and Landlord promptly commences and thereafter diligently takes all steps reasonably necessary to complete such cure, then Landlord shall have such additional time as is reasonably necessary to cure such failure.

     19.10 Tenant represents and warrants that, as of the date of Tenant's execution of this Lease, Tenant's net worth (without considering any good will) ("Tenant's Net Worth") equals or exceeds Thirteen Million Dollars ($13,000,000.00). If, at any time, or from time to time during the Lease Term, Tenant's Net Worth is reduced to or below an amount equal to Seven Million Dollars ($7,000,000.00), then, in each and every such event, Tenant shall notify Landlord thereof in writing within one (1) business day thereafter. During the period or periods, if any, commencing on the date on which Tenant's Net Worth has been reduced to or below an amount equal to Seven Million Dollars ($7,000,000.00), and expiring (if at all) on the date on which Tenant provides written notice to Landlord certifying that Tenant's Net Worth next equals or exceeds an amount equal to Ten Million Dollars ($10,000,000.00), then, notwithstanding anything to the contrary contained in Section 19.1(a) above, Tenant's failure to make when due any payment of the Base Rent, additional rent or other sum due hereunder shall be deemed an Event of Default, without any notice and/or cure period being applicable thereto. It is understood and agreed that the terms of this Section 19.10 shall be applicable anytime and from time to time that Tenant's Net Worth is equal to or less than Seven Million Dollars ($7,000,000), notwithstanding that Tenant's Net Worth previously may have increased to Ten Million Dollars ($10,000,000) or more.

                                   ARTICLE XX
                                   BANKRUPTCY

     20.1 An "Event of Bankruptcy" is the occurrence with respect to any of Tenant, a Guarantor or any other person liable for Tenant's obligations hereunder (including, without limitation, any general partner (or, if Tenant is a limited liability company, any member of Tenant) of Tenant (a "General Partner")) of any of the following: (a) such person becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code") or under the insolvency laws of any state (the "Insolvency Laws"); (b) appointment of a receiver or custodian for all or substantially all of the property of such person, or the institution of a foreclosure or attachment action upon all or substantially all of the property of such person; (c) filing by such person of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of an involuntary petition against such person as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (1) is not dismissed within ninety (90) days after filing, or (2) results in the issuance of an order for relief against the debtor; or (e) such person making or consenting to an assignment for the benefit of creditors or a composition of creditors; (f) such person submitting (either before or after execution hereof) to Landlord any written financial statement containing any material inaccuracy or omission upon which Landlord has relied in taking or failing to take any action under this Lease. At any time that Tenant is not a corporation, the stock of which is traded on a recognized national exchange or over-the-counter, upon not less than twenty (20) days' prior written notice (as often as reasonably necessary in connection with an actual or proposed sale or refinancing of the Building or any interest therein but otherwise not more often than once in any twelve (12) month period), Tenant shall submit such information concerning the financial condition of any such person as Landlord may reasonably request. At any time that Tenant is a corporation, the stock of which is traded on a recognized national exchange or over-the-counter, upon not less than twenty (20) days' prior written notice, Tenant shall deliver to Landlord the most recent annual and quarterly reports of Tenant. Tenant warrants that all such information heretofore and hereafter submitted is and shall be correct and complete.

     20.2 Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available pursuant to Article XIX; provided, however, that while a case (the "Case") in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord's right to terminate this Lease shall be subject, to the extent required by the Bankruptcy Code, to any rights of Tenant or its trustee in bankruptcy (collectively, "Trustee") to assume or assume and assign this Lease pursuant to the Bankruptcy Code. After the commencement of a
Case: (i) Trustee shall perform all post-petition obligations of Tenant under this Lease; and (ii) if Landlord is entitled to damages (including, without limitation, unpaid rent) pursuant to the terms of this Lease, then all such damages shall be entitled to administrative expense priority pursuant to the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of assignment, and any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assumption. Trustee shall not have the right to assume or assume and assign this Lease unless Trustee promptly (a) cures all defaults under this Lease, (b) compensates Landlord for damages incurred as a result of such defaults, (c) provides adequate assurance of future performance on the part of Trustee as debtor in possession or Trustee's assignee, and (d) complies with all other requirements of the Bankruptcy Code. If Trustee fails to assume or assume and assign this Lease in accordance with the requirements of the Bankruptcy Code within sixty (60) days after the initiation of the Case, then Trustee shall be deemed to have rejected this Lease. If this Lease is rejected or deemed rejected, then Landlord shall have all rights and remedies available to it pursuant to Article XIX. Adequate assurance of future performance shall require, among other things, that the following minimum criteria be met: (1) Tenant's gross receipts in the ordinary course of business during the thirty (30) days preceding the Case must be greater than ten (10) times the next monthly installment of Base Rent and additional rent due; (2) Both the average and median of Tenant's monthly gross receipts in the ordinary course of business during the seven (7) months preceding the Case must be greater than the next monthly installment of Base Rent and additional rent due; (3) Trustee must pay its estimated pro-rata share of the cost of all services performed or provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of Base Rent) in advance of the performance or provision of such services; (4) Trustee must agree that Tenant's business shall be conducted in a first-class manner, and that no liquidating sale, auction or other non-first-class business operation shall be conducted in the Premises; (5) Trustee must agree that the use of the Premises as stated in this Lease shall remain unchanged and that no prohibited use shall be permitted; (6) Trustee must agree that the assumption or assumption and assignment of this Lease shall not violate or affect the rights of other tenants of the Building and the Complex; (7) Trustee must pay at the time the next monthly installment of Base Rent is due, in addition to such installment, an amount equal to the monthly installments of Base Rent, and additional rent due for the next six (6) months thereafter, such amount to be held as a security deposit; (8) Trustee must agree to pay, at any time Landlord draws on such security deposit, the amount necessary to restore such security deposit to its original amount; (9) Trustee must comply with all duties and obligations of Tenant under this Lease; and (10) All assurances of future performance specified in the Bankruptcy Code must be provided.

                                  ARTICLE XXI
                                  SUBORDINATION

     21.1 This Lease is subject and subordinate to the lien, provisions, operation and effect of all mortgages, deeds of trust, ground leases or other security instruments which may now or hereafter encumber the Building or the Land (collectively, "Mortgages"), to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof; provided, however, that if Tenant is leasing more than fifty percent (50%) of the square feet of rentable area of the Building, then this Lease shall not be subject or subordinate to any future Mortgage unless such holder agrees to enter into a subordination, non-disturbance and attornment agreement with Tenant on such holder's standard form. The holder of any Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holders of any superior Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant shall execute, acknowledge and deliver all documents required by such holder in confirmation thereof.

     21.2 Tenant shall at Landlord's request promptly execute any requisite or appropriate document confirming the foregoing subordination within five (5) days after Landlord's request therefor. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and Tenant's obligations hereunder in the event any foreclosure proceeding is prosecuted or completed or in the event the Building, the Land or Landlord's interest therein is transferred by foreclosure, by deed in lieu of foreclosure or similar transfer. If this Lease is not extinguished upon any such transfer or by the transferee following such transfer, then, at the request of such transferee, Tenant shall attorn to such transferee and shall recognize such transferee as the landlord under this Lease. Tenant agrees that upon any such attornment, such transferee shall not be (a) bound by any payment of the Base Rent or additional rent more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, but only to the extent such prepayments have been delivered to such transferee, (b) bound by any amendment of this Lease made without the consent of the holder of each Mortgage existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior landlord, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord; provided, however, that after succeeding to Landlord's interest under this Lease, such transferee shall agree to perform in accordance with the terms of this Lease all obligations of Landlord arising or continuing after the date of transfer. Within five (5) days after the request of such transferee, Tenant shall execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment.

     21.3 If any prospective or current holder of a Mortgage requires that modifications to this Lease be obtained, and provided that such modifications
(a) are reasonable, (b) do not adversely affect in a material manner Tenant's use of the Premises as herein permitted or Tenant's rights or obligations under this Lease, and (c) do not increase the rent and other sums to be paid by Tenant, then Landlord may submit to Tenant an amendment to this Lease incorporating such required modifications, and Tenant shall execute, acknowledge and deliver such amendment to Landlord within five (5) days after Tenant's receipt thereof.

     21.4 If (a) the Building or the Land, or both, are at any time subject to a Mortgage, (ii) this Lease and rent payable hereunder is assigned to the holder of the Mortgage, and (iii) the Tenant is given notice of such assignment, including the name and address of the assignee, then, in that event, Tenant shall not terminate this Lease or make any abatement in the rent payable hereunder for any default on the part of the Landlord without first giving notice, in the manner provided elsewhere in this Lease for the giving of notices, to the holder of such Mortgage, specifying the default in reasonable detail, and affording such holder a reasonable opportunity to make performance, at its election, for and on behalf of the Landlord, except that (x) such holder shall have at least thirty (30) days to cure the default; (y) if such default cannot be cured with reasonable diligence and continuity within thirty (30) days, such holder shall have any additional time (up to a maximum of one hundred eighty (180) days) as may be reasonably necessary to cure the default with reasonable diligence and continuity (provided that such holder in fact continuously pursues such cure with commercially reasonable diligence); and (z) if the default cannot reasonably be cured without such holder having obtained possession of the Building, such holder shall have such additional time as may be reasonably necessary under the circumstances to obtain possession of the Building and thereafter to cure the default with reasonable diligence and continuity. If more than one such holder makes a written request to Landlord to cure the default, the holder making the request whose lien is the most senior shall have such right.

     21.5 Landlord shall obtain a subordination, non-disturbance, and attornment agreement from the current holder of the Mortgage on the form attached hereto as Exhibit D. At any time that Tenant is leasing more than fifty (50%) of the square feet of rentable area of the Building, Landlord shall, upon written request from Tenant (provided that Landlord has provided written notice to Tenant, which may be in the form of an estoppel certificate, of the holder of each such Mortgage), obtain a subordination, non-disturbance and attornment agreement from the holder of any future Mortgage on such holder's standard form.

                                  ARTICLE XXII
                                  HOLDING OVER

     22.1 Tenant acknowledges that it is extremely important that Landlord have substantial advance notice of the date on which Tenant will vacate the Premises, because Landlord will require an extensive period to locate a replacement tenant and because Landlord plans its entire leasing and renovation program for the Building in reliance on its lease expiration dates. Tenant also acknowledges that if Tenant fails to surrender the Premises or any portion thereof at the expiration or earlier termination of the Lease Term, then it will be conclusively presumed that the value to Tenant of remaining in possession, and the loss that will be suffered by Landlord as a result thereof, far exceed the Base Rent and additional rent that would have been payable had the Lease Term continued during such holdover period. Therefore, if Tenant (or anyone claiming through Tenant) does not immediately surrender the Premises or any portion thereof upon the expiration or earlier termination of the Lease Term, then the rent payable by Tenant hereunder shall be increased to equal one hundred fifty percent (150%) of the greater of (1) the fair market rent for the entire Premises, or (2) the Base Rent, additional rent and other sums that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period. Such rent shall be computed by Landlord and paid by Tenant on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Notwithstanding any other provision of this Lease, Landlord's acceptance of such rent shall not in any manner adversely affect Landlord's other rights and remedies, including Landlord's right to evict Tenant and to recover all damages. Any such holdover shall be deemed to be a tenancy-at-sufferance and not a tenancy-at-will or tenancy from month-to-month. In no event shall any holdover be deemed a permitted extension or renewal of the Lease Term, and nothing contained herein shall be construed to constitute Landlord's consent to any holdover or to give Tenant any right with respect thereto.

                                 ARTICLE XXIII
                              COVENANTS OF LANDLORD

     23.1 Landlord covenants that it has the right to enter into this Lease, and that if Tenant shall perform timely all of its obligations hereunder, then, subject to the provisions of this Lease, Tenant shall during the Lease Term peaceably and quietly occupy and enjoy the full possession of the Premises without hindrance by Landlord or any party claiming through or under Landlord.

     23.2 Landlord reserves the following rights: (a) to change the street address and name of the Building; (b) to change the arrangement and location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building if required by applicable Law; (c) to erect, use and maintain pipes, wires, structural supports, ducts and conduits in and through the Premises to the extent required to perform Landlord's obligations under this Lease; (d) to resubdivide the Land or to combine the Land with other lands (provided that the calculation of Operating Charges shall be equitably adjusted to the extent necessary in connection therewith); (e) if Tenant vacates the Premises prior to the expiration of the Lease Term and there has occurred an Event of Default under this Lease, to make Alterations to or otherwise prepare the Premises for reoccupancy without relieving Tenant of its obligation to pay all Base Rent, additional rent and other sums due under this Lease through such expiration; (f) to construct improvements (including kiosks) on the Land and in the public and common areas of the Building (provided, however, that costs associated with such improvements shall only be included in Operating Charges to the extent Tenant is permitted use thereof, or otherwise benefits therefrom); (g) to prohibit smoking in the entire Building or portions thereof (including the Premises) and on the Land, so long as such prohibitions are in accordance with applicable law; and (h) if any excavation or other substructure work shall be made or authorized to be made upon land adjacent to the Building or the Land, to enter the Premises for the purpose of doing such work as is required to preserve the walls of the Building and to preserve the land from injury or damage and to support such walls and land by proper foundations; provided, however, that in no event shall Landlord's exercise of any of the foregoing rights materially and adversely affects the operations of Tenant's business in the Premises. Landlord shall use commercially reasonable efforts to minimize any such interference. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance of Tenant's business or use or occupancy of the Premises.

                                  ARTICLE XXIV
                                     PARKING

     24.1 During the Lease Term, Tenant shall have the exclusive right to use the Parking Permits (as defined in Section 1.17 hereinabove) for the unreserved parking of passenger automobiles in the parking areas located on the Land (the "Parking Area"); provided, however, that at any time that Tenant is not leasing all of the rentable area in the Building, the use of the Parking Permits shall be on a non-exclusive, first-come, first-served basis.

     24.2 Landlord reserves the right to establish and modify or amend reasonable rules and regulations governing the use of such parking areas. Tenant shall be prohibited from using the Parking Area for purposes other than for parking registered vehicles. The storage or repair of vehicles in the Parking Area shall be prohibited.

     24.3 Tenant shall not assign, sublet or transfer any parking permits except in connection with an assignment or subletting permitted under this Lease. Any other attempted assignment, sublet, or transfer shall be void. Tenant and its employees shall observe reasonable safety precautions in the use of the Parking Area and shall at all times abide by all rules and regulations governing the use of the Parking Area reasonably promulgated by Landlord or the Parking Area operator. Landlord reserves the right to close the Parking Area during periods of unusually inclement weather or for repairs. Landlord does not assume any responsibility, and shall not be held liable, for any damage or loss to any automobile or personal property in or about the Parking Area, or for any injury sustained by any person in or about the Parking Area; provided, however, that Landlord shall not be released from liability to Tenant for physical injury to a natural person caused solely and directly by the negligence or willful misconduct of Landlord, unless the same was contributed to by the criminal act of a third party.

                                  ARTICLE XXV
                               GENERAL PROVISIONS

     25.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representation or promise with respect to the Premises or the Building except as herein expressly set forth, and no right, privilege, easement or license is being acquired by Tenant except as herein expressly set forth.

     25.2 Nothing contained in this Lease shall be construed as creating any relationship between Landlord and Tenant other than that of landlord and tenant. Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, use the name of the Building as Tenant's business address after Tenant vacates the Premises, or do or permit to be done anything in connection with Tenant's business or advertising which in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any apparent connection or relationship between Landlord, the Building and Tenant.

     25.3 Landlord and Tenant each warrants to the other that in connection with this Lease it has not employed or dealt with any broker, agent or finder, other than the Broker. Landlord acknowledges that Landlord shall pay any commission or fee due to the Broker pursuant to a separate agreement. Tenant shall indemnify and hold Landlord harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Tenant or with whom Tenant has dealt, other than the Broker. Landlord shall indemnify and hold Tenant harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Landlord or with whom Landlord has dealt, other than the Broker.

     25.4 At any time and from time to time, upon not less than five (5) days' prior written notice, Tenant and each subtenant, assignee, licensee or concessionaire or occupant of Tenant shall execute, acknowledge and deliver to Landlord and/or any other person or entity designated by Landlord, a written statement certifying: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (b) the dates to which the rent and any other charges have been paid; (c) to the best of Tenant's knowledge, whether or not Landlord is in default in the performance of any obligation, and if so, specifying the nature of such default; (d) the address to which notices to Tenant are to be sent; (e) whether or not this Lease is subject and subordinate to all Mortgages encumbering the Building or the Land of which Tenant has received written notice (including the Mortgage existing as of the date hereof), which notice may be in the form of such estoppel certificate; (f) that Tenant has accepted the Premises and that all work thereto has been completed (or if such work has not been completed, specifying the incomplete work); and (g) such other matters as Landlord may reasonably request. Any such statement may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any holder or prospective holder of a Mortgage or any other person or entity.

     25.5 LANDLORD, TENANT, ALL GUARANTORS AND ALL GENERAL PARTNERS OF TENANT EACH WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. TENANT CONSENTS TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION AT THE PREMISES; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL BE CONSTRUED AS REQUIRING SUCH SERVICE AT THE PREMISES. LANDLORD, TENANT, ALL GUARANTORS AND ALL GENERAL PARTNERS OF TENANT EACH WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE JURISDICTION IN WHICH THE BUILDING IS LOCATED, AND WAIVES ANY RIGHT, CLAIM OR POWER, UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT.

     25.6 All notices or other communications required under this Lease shall be in writing and shall be deemed duly given and received when delivered in person (with receipt therefor), on the next business day after deposit with a recognized overnight delivery service, or on the second day after being sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (a) if to Landlord, at each of the Landlord Notice Addresses specified in Article I; (b) if to Tenant, at the Tenant Notice Address specified in Article I. Either party may change its address for the giving of notices by notice given in accordance with this Section. If Landlord or the holder of any Mortgage notifies Tenant that a copy of any notice to Landlord shall be sent to such holder at a specified address, then Tenant shall send (in the manner specified in this Section and at the same time such notice is sent to Landlord) a copy of each such notice to such holder, and no such notice shall be considered duly sent unless such copy is so sent to such holder. Any such holder shall have the rights set forth in Section 21.4. Any cure of Landlord's default by such holder shall be treated as performance by Landlord.

     25.7 Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Lease and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby. Nothing contained in this Lease shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate allowed by law.

     25.8 Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require such substitution.

     25.9 The provisions of this Lease shall be binding upon and inure to the benefit of the parties and each of their respective representatives, successors and assigns, subject to the provisions herein restricting assignment or subletting.

     25.10 This Lease (and, with respect to any time prior to the Lease Commencement Date, the Prior Lease) contains and embodies the entire agreement of the parties hereto and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties, understandings, suggestions and discussions, whether written or oral, between the parties hereto. Any representation, inducement, warranty, understanding or agreement that is not expressly set forth in this Lease shall be of no force or effect. This Lease may be modified or changed in any manner only by an instrument signed by both parties. This Lease includes and incorporates all Exhibits attached hereto.

     25.11 This Lease shall be governed by the Laws of the jurisdiction in which the Building is located. There shall be no presumption that this Lease be construed more strictly against the party who itself or though its agent prepared it, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had the opportunity to consult legal counsel before the execution of this Lease.

     25.12 Headings are used for convenience and shall not be considered when construing this Lease.

     25.13 The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease the Premises. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

     25.14 Time is of the essence with respect to each of Tenant's obligations hereunder.

     25.15 This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together constitute one and the same document. Faxed signatures shall have the same binding effect as original signatures.

     25.16 Neither this Lease nor a memorandum thereof shall be recorded.

     25.17 [Intentionally omitted].

     25.18 Any elimination or shutting off of light, air, or view by any structure which may be erected by a person or entity other than Landlord on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

     25.19 Except as otherwise provided in this Lease, any additional rent or other sum owed by Tenant to Landlord (other than Base Rent), and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be considered additional rent payable pursuant to this Lease to be paid by Tenant no later than ten (10) days after the date Landlord notifies Tenant of the amount thereof.

     25.20 Landlord's and Tenant's liabilities and obligations with respect to the period prior to the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.

     25.21 If Landlord or Tenant is in any way delayed or prevented from performing any obligation (except the obligations to pay rent and other sums due under this Lease) due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials, or any cause beyond Landlord's or Tenant's (as applicable) reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay, interruption or prevention.

     25.22 Landlord's review, approval and consent powers (including the right to review plans and specifications) are for its benefit only. Such review, approval or consent (or conditions imposed in connection therewith) shall be deemed not to constitute a representation concerning legality, safety or any other matter.

     25.23 The deletion of any printed, typed or other portion of this Lease shall not evidence the parties' intention to contradict such deleted portion. Such deleted portion shall be deemed not to have been inserted in this Lease.

     25.24 At the expiration or earlier termination of the Lease Term, Tenant shall deliver to Landlord all keys and security cards to the Building and the Premises, whether such keys were furnished by Landlord or otherwise procured by Tenant, and shall inform Landlord of the combination of each lock, safe and vault, if any, in the Premises.

     25.25 Tenant and the person executing and delivering this Lease on Tenant's behalf each represents and warrants that such person is duly authorized to so act; and has the power and authority to enter into this Lease; and that all action required to authorize Tenant and such person to enter into this Lease has been duly taken. Tenant represents that Tenant is duly organized, is qualified to do business in the jurisdiction in which the Building is located, is in good standing under the Laws of the state of its organization and the Laws of the jurisdiction in which the Building is located.

     25.26 This Lease is contingent upon Wells Fargo Bank, National Association, the lender that currently holds the first lien which encumbers the Building, approving the Lease. In the event that such lender does not approve the Lease, Landlord shall have the right to terminate this Lease. The delivery to Tenant by Landlord of a fully-executed copy of this Lease along with a non-disturbance agreement executed by Wells Fargo Bank, National Association, shall be deemed to constitute the consent by Wells Fargo Bank, National Association, to this Lease.

     25.27 For purposes of Section 55-2, Code of Virginia (1950), as amended, this Lease is and shall be deemed a deed of lease. For purposes of Section 55-218.1, Code of Virginia (1950), as amended, Landlord's resident agent is Edward R. Parker, 5511 Staples Mill Road, Richmond, Virginia 23228.

     25.28 If any Base Rent or additional rent is collected by or through an attorney or if Landlord requires the services of an attorney to cause Tenant to cure any default, to evict Tenant or to pursue any other remedies to which Landlord is entitled hereunder, Tenant shall pay the reasonable fees of such attorney together with all reasonable costs and expenses incurred by Landlord in connection with such matters, whether or not any legal proceedings have been commenced. Notwithstanding the foregoing sentence to the contrary, in the event Landlord or Tenant is required or elects to take legal action against the other party to enforce the provisions of this Lease, then the prevailing party in such action shall be entitled to collect from the other party its costs and expenses incurred in connection with the legal action (including, without limitation, reasonable attorneys' fees and court costs).

                                  ARTICLE XXVI
                            COMMUNICATIONS EQUIPMENT

     26.1 Tenant shall have the non-exclusive right to install and maintain roof antennas and satellite dishes (the "Communications Equipment") on the roof of the Building throughout the Lease Term, subject to the following terms and conditions:

     (a) The number location, size, weight, height and all other features and specifications of the Communications Equipment and the manner of initial installation of the same shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

Tenant shall reimburse Landlord for Landlord's reasonable out-of-pocket expenses incurred in such review. All repair and installation required after the initial installation of the Communications Equipment also shall be subject to Landlord's prior written approval (not to be unreasonably withheld, conditioned, or delayed).

     (b) Tenant, at its sole cost and expense, shall procure all necessary governmental permits and licenses for the construction and maintenance of the Communications Equipment, and shall at all times comply with all requirements of laws, ordinances, orders, rules and regulations of all public authorities and insurance companies which shall impose any order or duty upon Landlord or Tenant with respect to or affecting the Communications Equipment or arising out of Tenant's use or manner of use thereof. The failure by Tenant to procure any such permits shall not in any way affect Tenant's obligations under this Lease.

     (c) Tenant shall pay and discharge all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with the furnishing, installation, maintenance, operation and removal of the Communications Equipment within thirty
(30) business days after written demand therefor.

     (d) Installation of the Communications Equipment shall be at Tenant's sole expense and risk. The Communications Equipment shall be approved by Landlord and shall be screened from view from the grounds adjacent to the Building in a manner and with materials reasonably acceptable to Landlord. Tenant shall not disturb the roof membrane or make any other penetration on the roof or the exterior facade of the Building except as otherwise approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed. Tenant shall be permitted access to the roof only upon prior notice to Landlord, provided that, at Landlord's option, Tenant is accompanied by Landlord's agent or representative. Any change or attachment to the roof system to which Landlord may consent shall be performed at Tenant's cost by a contractor approved by Landlord.

     (e) Tenant shall maintain the Communications Equipment in a clean and safe manner throughout the entire Lease Term, and shall comply with all applicable laws, ordinances and regulations, as well as such rules and regulations as Landlord had adopted or shall adopt from time to time. In addition, all repairs to the Building made necessary by reason of the furnishing, installation, maintenance, operation or removal of the Communications Equipment or any replacements thereof (including, without limitation, any invalidation of the roof warranty due to Tenant's actions) shall be at Tenant's sole cost. Not later than the expiration or termination of this Lease, Tenant agrees that it will remove promptly the Communications Equipment and any wiring or accessories associated with the Communications Equipment and shall repair any damage to the Building or Land caused by the installation or removal of the Communications Equipment and related equipment and restore the Building to its preexisting condition, normal wear and tear excepted. In the event Tenant fails to remove the Communications Equipment and associated equipment, Landlord may remove and dispose of the Communications Equipment and associated equipment and charge Tenant the entire cost thereof.

     (f) Landlord may notify Tenant when in Landlord's reasonable judgment it is necessary to move any Communications Equipment to another part of the roof or to another location on the Land, provided that such relocation will not materially adversely affect Tenant's ability to use such Communications Equipment, in which event Tenant shall promptly move such Communications Equipment to such location as designated by Landlord. Landlord shall reimburse Tenant for the reasonable out-of-pocket costs, if any, incurred by Tenant in connection with any such relocation required by Landlord. If it becomes unlawful for Tenant's Communications Equipment to remain on the roof for any reason, then Tenant shall promptly remove same after receipt of notice from Landlord demanding such removal thereof. Tenant hereby acknowledges and agrees that the requirement that Tenant relocate or remove altogether any Communications Equipment shall not result in any credit or abatement in the rent payable under this Lease.

     (g) Tenant shall pay to the utility company all amounts incurred in connection with the electricity consumed by the Communications Equipment in accordance with Section 14.4.

     (h) Tenant's Communications Equipment shall not interfere with the operation of the property, the structure of the Building, any of the Building systems, or the equipment (including airwaves reception and other equipment) of any other tenant in the Building.

     (i) Tenant shall maintain such insurance as is appropriate with respect to the installation, operation and maintenance of the Communications Equipment. Landlord shall have no liability on account of any damage to or interference with the operation of the Communications Equipment except for physical damage caused solely and directly by Landlord's negligence or willful misconduct and Landlord expressly makes no representations or warranties with respect to the capacity for Communications Equipment placed on the roof of the Building to receive or transmit signals. The operation of the Communications Equipment shall be at Tenant's sole and absolute risk. Tenant shall in no event interfere with the use of any other communications equipment of Landlord located on the roof of the Building and necessary to operate, maintain or service the Building.

     (j) The Communications Equipment may be used by Tenant only in the conduct of Tenant's primary business.

     (k) (1) In the event Tenant's equipment causes adverse interference to equipment located on the roof of the Building prior to the installation of Tenant's equipment, the Building Structure or Building Systems, Tenant will take all steps necessary to correct and eliminate the interference. If said interference cannot be eliminated within a reasonable length of time, not to exceed ten (10) days after notice thereof to Tenant, Tenant agrees to cease using the equipment that is creating the interference except for short tests necessary for the elimination of the interference. In the event of an emergency or other situation requiring immediate resolution, as determined by Landlord (including without limitation, interference to the Building Structure, the Building Systems, or any other equipment, whether or not located on the roof of the Building), Landlord shall have the right, but not the obligation, without any prior notice to Tenant to attempt to correct or eliminate such interference, at Tenant's sole cost and expense.

     (2) In the event that the equipment of another entity, which equipment is installed in the Building subsequent to the date on which Tenant's equipment is installed, shall adversely interfere with Tenant's transmission and/or reception from its equipment, then, in such event, Landlord shall cause the owner of such subsequently installed equipment to take all steps necessary to correct and eliminate the interference (except for short tests necessary for the elimination of the interference).

     (l) Tenant's rights under this Section may be exercised only by Netrix Corporation, an assignee of this Lease that is a Permitted Transferee of Netrix Corporation, and, provided Tenant leases the entire Building, any other assignee of this Lease approved by Landlord pursuant to Article VII, and may not be exercised by any other entity.

                                 ARTICLE XXVII
                                 RENEWAL OPTION

     27.1 Landlord hereby grants to Tenant the conditional right exercisable at Tenant's option, to renew the term of this Lease for one (1) term of five (5) years. If exercised, and if the conditions applicable thereto have been satisfied, the renewal term (the "Renewal Term") shall commence immediately following the end of the initial Lease Term. The rights of renewal herein granted to Tenant shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

     (a) Tenant shall exercise its right of renewal with respect to the Renewal Term by giving Landlord written notice thereof not earlier than three hundred ninety (390) days nor later than three hundred sixty (360) days prior to the expiration of the initial Lease Term (the "Renewal Notice"). If Tenant timely provides such Renewal Notice, the base rent, escalation factor, parking charge and additional rent for the Renewal Term shall be the Market Rate (as hereinafter defined), provided the parties agree on the same after negotiating in good faith. For thirty (30) days after Landlord's timely receipt of the Renewal Notice, the parties shall negotiate in good faith on the existing "market rate" base rent, escalation factor, parking charge and additional rent (collectively, the "Market Rent"). Among the factors to be considered by the parties during such negotiations shall be the general office rental market in the Reston/Herndon, Virginia, area, and the rental rates then being offered by Landlord to comparable tenants for comparable space in the Building. If, based upon the above factors, Landlord and Tenant are able to agree on the Market Rent, then the base rent, escalation factor, parking charge and additional rent which shall be payable during the Renewal Term shall be such Market Rent. In no event, however, shall Landlord be under any obligation to agree to a base rent, escalation factor, parking charge or additional rent for the Renewal Term which is less than the Base Rent, escalation factor, parking charge or additional rent in effect under this Lease during the Lease Year immediately preceding the commencement of the Renewal Term. If during such thirty (30) day period the parties agree on such base rent, escalation factor, parking charge and additional rent payable during each year of such Renewal Term, and all other terms and conditions, then they shall promptly execute an amendment to this Lease stating the rent and charges and other terms and conditions so agreed upon. If during such thirty (30) day period the parties are unable after negotiating in good faith as required above, for any reason whatsoever, to agree on such base rent, escalation factor, parking charge and additional rent payable and all other terms and conditions, then Tenant's rights with respect to the Renewal Term shall lapse and be of no further force or effect.

     (b) If the Renewal Notice is not given timely, then Tenant's rights of renewal pursuant to this Section 27.1 shall lapse and be of no further force or effect.

     (c) If more than three (3) Events of Default have occurred during the Lease Term, or there exists an Event of Default under this Lease on the date the Renewal Notice is given to Landlord, or at any time thereafter prior to commencement of the Renewal Term, or there has been a material adverse change in Tenant's financial condition or liquidity, then, at Landlord's option, the Renewal Term shall not commence and the term of this Lease shall expire at the expiration of the initial Lease Term.

     (d) If at any time fifty percent (50%) or more of the Premises has been terminated pursuant to Section 7.4 above, subleased or assigned (other than an assignment or sublease to a Permitted Transferee, or a sublease to a Client), then Tenant's rights pursuant to this Section 27.1 shall lapse and be of no further force or effect.

     (e) Tenant's right of renewal under this Section 27.1 may be exercised only by Netrix Corporation, any assignee that is a Permitted Transferee, and any other assignee of Netrix Corporation approved by Landlord pursuant to Article VII for which Landlord expressly approved the right of such assignee to exercise this renewal right, and may not be exercised by any other transferee, sublessee or assignee of Tenant.

                                 ARTICLE XXVIII
                                    SELF-HELP

     28.1 If (a) Landlord fails to perform any repair or maintenance obligations of Landlord under this Lease (the "Delayed Repair"), (b) such Delayed Repair materially, adversely affects Tenant's ability to conduct the business conducted in the Premises or causes a life/safety concern with respect to the Building, its occupants or visitors, (c) the performance of such Delayed Repair is within Landlord's control, (d) such Delayed Repair shall not be performed within thirty
(30) days after written notice thereof to Landlord, (e) such interruption is not the result of the negligence or willful misconduct of Tenant or any Invitee, and
(f) Tenant reasonably believes that it could perform the Delayed Repair more quickly than Landlord, without sacrificing the quality of the repair proposed by Landlord, then Tenant shall have the right to notify Landlord and the holder of Landlord's Mortgage in writing of Tenant's intention to perform such Delayed Repair (the "Repair Notice"). The Repair Notice shall (i) include a statement that Tenant intends to exercise this right to self help, (ii) identify in reasonable detail both the basis for the self help and the actions Tenant intends to take to perform such repair and (iii) demonstrate that Tenant will be able to effect a faster completion of the Delayed Repair than Landlord, without sacrificing the quality of the repair proposed by Landlord. If Landlord or the holder of Landlord's mortgage commences and diligently pursues such Delayed Repair within fifteen (15) days after receipt of the Repair Notice, then Tenant shall have no further rights under this Article XXVIII (unless and until Landlord or the holder of Landlord's mortgage fails to diligently proceed with such Delayed Repair). If Landlord or the holder of Landlord's mortgage fails to commence or diligently proceed with such Delayed Repair within such fifteen (15) day period, then Tenant shall have the right to perform the Delayed Repair, in accordance with the terms and conditions of this Article XXVIII. Notwithstanding anything to the contrary contained herein, Tenant's self help right contained herein is conditioned upon strict compliance by Tenant with the following requirements: (w) Tenant shall ensure that all such work is performed solely by contractors, subcontractors (to the extent performing work on the Building Structure or Building Systems) and design consultants, as applicable, set forth on any list submitted by Tenant and approved by Landlord from time to time and only after the entity performing such work has obtained public liability and worker's compensation insurance policies covering all persons who will perform such work and meeting standards comparable to those required by landlords of buildings comparable to the Building for work performed at such buildings; (x) Tenant shall cause all such work is performed in accordance with all applicable rules, laws and regulations applicable to the Building, including without limitation all applicable building codes, clauses (A), (B), and (E) of Section
9.2 above, (y) no such work shall exceed the capacity of, hinder the effectiveness of, or interfere with the electrical, mechanical, heating, ventilating, air conditioning, or plumbing systems of the Premises or the Building, and (z) no mechanic's or materialman's liens shall be filed against the Building or the Land in connection with any such work. If Tenant performs such Delayed Repair in accordance with all of the terms and conditions contained herein, Landlord shall reimburse Tenant for reasonable, out-of-pocket costs and expenses incurred by Tenant solely and directly as a result thereof, within thirty (30) days after receipt of invoices evidencing such costs.
Notwithstanding anything to the contrary contained herein, in no event shall Tenant have any right whatsoever to set-off against any amounts payable by Tenant to Landlord under this Lease any amounts incurred by Tenant in connection with such Delayed Repair.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the day and year first above written.

WITNESS/ATTEST:                     LANDLORD:

                                    BEDMINSTER CAPITAL FUNDING LLC,
                                    a New Jersey limited liability company

                                    By:  Advance Realty Advisors, Inc.,
                                         Managing Agent


____________________                     By:      _________________[SEAL]
                                         Name:    _______________________
                                         Title:   _______________________

WITNESS/ATTEST:                      TENANT:

                                     NETRIX CORPORATION, a Delaware corporation


____________________                 By:      _______________________[SEAL]
                                     Name:    __________________________
                                     Title:   __________________________

                                   EXHIBIT A-1


                  PLAN SHOWING PREMISES LOCATED ON FIRST FLOOR







                                [to be attached]



                                     A-1-1

                                   EXHIBIT A-2


                  PLAN SHOWING PREMISES LOCATED ON SECOND FLOOR








                                [to be attached]






                                       A-2-1

                                    EXHIBIT B


                              RULES AND REGULATIONS

          The following rules and regulations have been formulated for the safety and well-being of all tenants of the Building. Strict adherence to these rules and regulations is necessary to guarantee that every tenant will enjoy a safe and undisturbed occupancy of its premises. Any violation of these rules and regulations by Tenant shall constitute a default by Tenant under the Lease. The rules and regulations are as follows:

          1. Tenant shall not obstruct or encumber or use for any purpose other than ingress and egress to and from the Premises any sidewalk, entrance, passage, court, elevator, vestibule, stairway, corridor, hall or other part of the Building not exclusively occupied by Tenant. No bottles, parcels or other articles shall be placed, kept or displayed on window ledges, in windows or in corridors, stairways or other public parts of the Building. Tenant shall not place any showcase, mat or other article outside the Premises.

          2. At any time that Tenant leases less than the entire Building, (a) Landlord shall have the right to control and operate the public portions of the Building and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally, (b) Tenant shall not permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and other public portions or facilities of the Building by other tenants, (c) Tenant shall coordinate in advance with Landlord's property management department all deliveries to the Building so that arrangements can be made to minimize such interference, (d) Tenant shall not permit its employees and invitees to congregate in the elevator lobbies or corridors of the Building, and (e) canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

          3. Tenant shall not attach, hang or use in connection with any window or door of the Premises any drape, blind, shade or screen, without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. All awnings, drapes projections, curtains, blinds, shades, screens and other fixtures shall be of a quality, type, design and color, and shall be attached in a manner, approved in writing by Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. Any Tenant-supplied window treatments shall be installed behind Landlord's standard window treatments so that Landlord's standard window treatments will be what is visible to persons outside the Building. Drapes (whether installed by Landlord or Tenant) which are visible from the exterior of the Building shall be cleaned by Tenant at least once a year, without notice from Landlord, at Tenant's own expense.

          4. Tenant shall not use the water fountains, water and wash closets, and plumbing and other fixtures for any purpose other than those for which they were constructed, and Tenant shall not place any debris, rubbish, rag or other substance therein (including, without limitation, coffee grounds). All damages from misuse of fixtures shall be borne by the tenant causing same.

          5. Tenant shall not construct, maintain, use or operate within the Premises any electrical device, wiring or apparatus in connection with a loudspeaker system or other sound system, in connection with any excessively bright, changing, flashing, flickering or moving light or lighting device, or in connection with any similar device or system, without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Tenant shall not construct, maintain, use or operate any such device or system outside of its Premises or within such Premises so that the same can be heard or seen from outside the Premises. No flashing, neon or search lights shall be used which can be seen outside the Premises.

          6. Tenant shall not bring any bicycle, vehicle, animal, bird or pet of any kind into the Building, except seeing-eye or hearing-ear dogs for handicapped persons visiting the Premises.

          7. Except as specifically provided to the contrary in the Lease, Tenant shall not cook or permit any cooking on the Premises, except for microwave cooking and use of coffee machines by Tenant's employees for their own consumption. Tenant shall not install any microwave oven or coffee machine in the Premises without Landlord's prior written approval of such equipment and its location within the Premises, which consent shall not be unreasonably withheld, conditioned, or delayed. Tenant shall not cause or permit any unusual or objectionable odor to be produced upon or emanate from the Premises.

          8. Tenant shall not make any unseemly or disturbing noise or disturb or interfere with occupants of the Building.

          9. Tenant shall not place on any floor a load exceeding the floor load per square foot which such floor was designed to carry. Landlord shall have the right to prescribe the weight, position and manner of installation of safes and other heavy equipment and fixtures. Landlord shall have the right to repair at Tenant's expense any damage to the Premises or the Building caused by Tenant's moving property into or out of the Premises or due to the same being in or upon the Premises or to require Tenant to do the same. Tenant shall not receive into the Building or carry in the elevators any safes, freight, furniture, equipment or bulky item except as approved by Landlord, and any such furniture, equipment and bulky item shall be delivered only through the designated delivery entrance of the Building and the designated freight elevator at designated times. Tenant shall remove promptly from any sidewalk adjacent to the Building any furniture, furnishing, equipment or other material there delivered or deposited for Tenant.

          10. Tenant shall not place additional locks or bolts of any kind on any of the doors or windows, and shall not make any change in any existing lock or locking mechanism therein, without Landlord's prior written approval, which consent shall not be unreasonably withheld, conditioned, or delayed. Tenant shall keep doors leading to a corridor or main hall closed at all times except as such doors may be used for ingress or egress and shall lock such doors during all times the Premises are unattended. Tenant shall, upon the termination of its tenancy: (a) restore to Landlord all keys and security cards to stores, offices, storage rooms, toilet rooms, the Building and the Premises which were either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay the replacement cost thereof; and (b) inform Landlord of the combination of any lock, safe and vault in the Premises. At Landlord's request, a charge of three dollars ($3.00) per key shall be paid for all keys in excess of two (2) for each public entrance door to the Premises. Tenant's key system shall be consistent with that for the rest of the Building.

          11. Tenant shall not install or operate in the Premises any electrically operated equipment or machinery without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. Landlord may condition such consent upon Tenant's payment of additional rent in compensation for the excess consumption of water or other utilities and for the cost of any additional wiring or apparatus that may be occasioned by the operation of such equipment of machinery. Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or changes in the use of, the water system, heating system, plumbing system, air-conditioning system, electrical system or life safety system of the Premises or the Building, without obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed provided Tenant complies with the terms of
Section 9.2 of the Lease. If any machine or equipment of Tenant causes noise or vibration that may be transmitted to such a degree as to be objectionable to Landlord or any tenant in the Building, then Landlord shall have the right to install at Ten ant's expense vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord or to require Tenant to do the same.

          12. Landlord reserves the right to exclude from the Building at all times any person who does not properly identify himself to the Building management or attendant on duty. Landlord shall have the right to exclude any undesirable or disorderly persons from the Building at any time. Landlord may require all persons admitted to or leaving the Building to show satisfactory identification and to sign a register.

          13. Tenant shall not permit or encourage any loitering in or about the Premises and shall not use or permit the use of the Premises for lodging, dwelling or sleeping.

          14. Tenant, before closing and leaving the Premises at any time, shall see that all windows are closed and all lights and equipment are turned off, including, without limitation, coffee machines.

          15. Tenant shall not request Landlord's employees to perform any work or do anything outside of such employees' regular duties without Landlord's prior written consent. Tenant's special requirements will be attended to only upon application to Landlord, and any such special requirements shall be billed to Tenant in accordance with the schedule of charges maintained by Landlord from time to time or as is agreed upon in writing in advance by Landlord and Tenant. Tenant shall not employ any of Landlord's employees for any purpose whatsoever without Landlord's prior written consent.

          16. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. Tenant shall be responsible for any loss or damage resulting from any deliveries made by or for Tenant.

          17. Tenant shall not install or permit the installation of any wiring for any purpose on the exterior of the Premises.

          18. Tenant acknowledges that it is Landlord's intention that the Building be operated in a manner which is consistent with the highest standards of cleanliness, decency and morals in the community which it serves. Toward that end, Tenant shall not sell, distribute, display or offer for sale any item which, in Landlord's judgment, is inconsistent with the quality of operation of the Building or may tend to impose or detract from the moral character or image of the Building. Tenant shall not use the Premises for any immoral or illegal purpose.

          19. Unless otherwise expressly provided in the Lease, Tenant shall not use, occupy or permit any portion of the Premises to be used or occupied for the storage, manufacture, or sale of liquor.

          20. Tenant shall purchase or contract for waxing, rug shampooing, venetian blind washing, interior glass washing, furniture polishing, janitorial work, removal of any garbage from any dining or eating facility or for towel service in the Premises, only from contractors, companies or persons approved by Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed.

          21. Tenant shall not remove, alter or replace the ceiling light diffusers or air diffusers in any portion of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed provided Tenant complies with the terms of Section 9.2 of the Lease.

          22. Tenant shall not purchase water, ice, coffee, soft drinks, towels, or other merchandise or services from any company or person whose repeated violation of Building regulations has caused, in Landlord's opinion, a hazard to the Building and/or its occupants (to the extent there are any occupants other than Tenant).

          23. At any time that Tenant leases less than the entire Building, Tenant shall not pay any employee on the Premises except those actually employed therein; nor shall Tenant use the Premises as headquarters for large scale employment of workers for other locations.

          24. Landlord shall have the right, upon written notice to Tenant, to require Tenant to refrain from or discontinue any advertising by Tenant that refers to the Building, the Building's address, or Landlord and which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability for offices.

          25. Tenant shall not in any manner deface any part of the Premises or the Building. No stringing of wires, boring or cutting shall be permitted except with Landlord's prior written consent. Any floor covering installed by Tenant shall have an under layer of felt rubber, or similar sound deadening substance, which shall not be affixed to the floor by cement or any other non-soluble adhesive materials.

          26. Should Tenant's use and occupancy of the Premises require the installation of supplemental cooling, and should the Building contain a closed loop, Tenant agrees that its supplemental cooling requirements will be serviced by tapping into the Building's closed loop. Tenant shall be responsible for the cost of connecting into the loop, which consent shall not be unreasonably withheld, conditioned, or delayed provided Tenant complies with the terms of
Section 9.2 of the Lease. Should the Building not contain a closed loop, Tenant agrees to be responsible for fees associated with placing equipment on the roof of the Building.

          27. Each Tenant shall handle its newspapers and "office paper" in the manner required by Law and shall conform with any reasonable recycling plan instituted by Landlord (it being agreed that any such plan instituted to comply with Law shall conclusively be deemed reasonable).

          28. Subject to Article VI of the Lease, Tenant shall not bring or keep, or permit to be brought or kept, in the Building any weapon or flammable, combustible or explosive fluid, chemical or substance.

          29. Tenant shall comply with all workplace smoking Laws. There shall be no smoking in bathrooms, elevator lobbies, elevators, and other common areas.

          30. Landlord may, upon request of Tenant, waive Tenant's compliance with any of the rules, provided that (a) no waiver shall be effective unless signed by Landlord, (b) no waiver shall relieve Tenant from the obligation to comply with such rule in the future unless otherwise agreed in writing by Landlord, (c) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with these rules and regulations, and (d) no waiver shall relieve Tenant from any liability for any loss or damage resulting from Tenant's failure to comply with any rule.

                                    EXHIBIT C


                       ACCEPTABLE FORM OF LETTER OF CREDIT




Irrevocable Letter of Credit No. _____________
________________________, 19___



-------------------
c/o The Advance Group
8400 Corporate Drive, Suite 115
Lanham, Maryland 20785

Account Party:    Netrix Corporation
Beneficiary:      ______________, its transferees and assigns
Amount:  $98,302.00 U.S. Dollars
Expiration Date:  ____________________, _______
Ladies and Gentlemen:

          We hereby issue this irrevocable, unconditional letter of credit number ________ (the "Credit") in your favor, payable in immediately available funds in one or more draws of any sum or sums not exceeding in the aggregate ninety-eight thousand three-hundred two dollars ($98,302.00), by your draft(s) at sight presented at _____________________________, together with the following statement:


                           "The undersigned, an authorized representative of
                  Beneficiary, hereby certifies that Beneficiary is entitled to the amount drawn hereunder pursuant to the terms of Section
                  11.3 of that certain Lease dated _______________, 1999, by and between ___________________, as landlord, and Netrix Corporation, as tenant."

         This Credit shall be automatically renewed from year to year commencing on the first anniversary of the date hereof unless we shall give thirty (30) days prior written notice to Beneficiary, by certified mail, return receipt requested, at the address set forth above, of our intent not to renew this Credit at the expiration of such thirty (30) day period. During such thirty (30) day period, this Letter of Credit shall remain in full force and effect and Beneficiary may draw up to the full amount hereof when accompanied by the statement described in this Credit.

         We will accept any and all such representatives as authorized and any and all statements delivered hereunder as conclusive, binding and correct without having to investigate or having to be responsible for the accuracy, truthfulness, correctness or validity thereof, and notwithstanding the claim of any person to the contrary.

         Drafts presented under this Credit shall specify the number of this Credit as set forth above and shall be presented on or before the Expiration Date hereof.

         This Credit is assignable and transferable and may be transferred one or more times, without charge, upon our receipt of your written notice that an agreement has been executed to transfer or assign this Credit.

         We hereby engage with you that drafts drawn under and in compliance with the terms of this Credit will be duly honored upon presentation to us.

         This Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, or by any document, instrument or agreement in which this Credit is referred to, or to which this Credit relates, and any such reference shall not be deemed to incorporate herein by reference any such document, instrument or agreement.

         Except as otherwise expressly stated herein, this Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500, and to the extent not inconsistent therewith, the laws of the Commonwealth of Virginia, including without limitation, the Uniform Commercial Code in effect therein.


                                     [BANK]





                                     By:      ______________________________
                                              Authorized Officer

                                    EXHIBIT D


                   FORM OF SUBORDINATION, NON-DISTURBANCE, AND
               ATTORNMENT AGREEMENT OF HOLDER OF CURRENT MORTGAGE


                                [To be inserted]

                                    EXHIBIT E


            LIST OF EXISTING COVENANTS, CONDITIONS, AND RESTRICTIONS


                                [To be inserted]